Exhibit 1.1

UNDERWRITING AGREEMENT

November 19, 2021

DIRTT Environmental Solutions Ltd.

7303 – 30th Street S.E.

Calgary, Alberta T2C 1N6

Attention: Geoffrey Krause, Chief Financial Officer

Dear Mr. Krause:

Based on the terms and conditions set out below, National Bank Financial Inc. (the “Lead Underwriter”), as lead manager and book-runner, Craig-Hallum Capital Group LLC, Raymond James Ltd. and Paradigm Capital Inc. (together with the Lead Underwriter, the “Underwriters” and each, an “Underwriter”) hereby severally (and not jointly or jointly and severally), in their respective percentages set out in Section 15(a) below, offer to purchase for resale from DIRTT Environmental Solutions Ltd. (the “Corporation”), and the Corporation, by its acceptance of this offer agrees to issue and sell to the Underwriters, at the Closing Time (as defined below), an aggregate of $35,000,000 aggregate principal amount of 6.25% convertible unsecured subordinated debentures of the Corporation due on December 31, 2026 (the “Maturity Date”) (collectively, the “Offered Debentures”) at a price of $1,000 per Offered Debenture (the “Offering Price”).

In addition, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase and offer for sale to the public pursuant hereto up to an additional $5,250,000 aggregate principal amount of 6.25% convertible unsecured subordinated debentures of the Corporation under the same terms as the Offered Debentures (the “Over-Allotment Debentures”) at the Offering Price, upon the terms and conditions set forth herein. The Over-Allotment Option shall be exercisable, in whole or in part, at any time, from time to time, by the Lead Underwriter, on behalf of the Underwriters, giving written notice to the Corporation at any time up to 5:00 p.m. (Calgary time) on the date that is 30 days following the Closing Date (as defined below), as more particularly described in Section 11 hereof. The Underwriters will not be under any obligation to purchase any of the Over-Allotment Debentures prior to the exercise of the Over-Allotment Option. The Underwriters shall be entitled to the same Underwriting Fee (as defined below) provided for below in respect of any Over-Allotment Debentures acquired on exercise of the Over-Allotment Option. The Offered Debentures and the Over-Allotment Debentures are collectively referred to herein as the “Debentures”. The offer and sale of the Offered Debentures, and the offer and sale of the Over-Allotment Debentures, if any, are collectively referred to herein as the “Offering”.

The Debentures may be offered and sold by the Underwriters in the United States pursuant to the Registration Statement (as defined below) and the U.S. Prospectus (as defined below), and may be distributed in each of the provinces of Canada (excluding Québec) (the “Qualifying Jurisdictions”) by the Underwriters pursuant to the Prospectus (as defined below). Subject to applicable law, including the U.S. Securities Act (as defined below) and the terms of this Agreement, the Debentures may also be distributed outside Canada and the United States where they may be lawfully sold on a basis exempt from the prospectus, registration and similar requirements of any such jurisdictions provided that the Corporation is provided notice of and consents to such sales and that no prospectus filing or comparable obligation arises and the Corporation does not thereafter become subject to continuous disclosure obligations in such jurisdictions.

The Debentures will bear interest at an annual rate of 6.25% payable semi-annually in arrears on the last day of June and December of each year commencing on June 30, 2022 and continuing until the Maturity Date. The first payment will include accrued and unpaid interest for the period from the Closing Date up to, but excluding, June 30, 2022.

The Debentures will have the terms specified in the Prospectus and will be governed by the Debenture Indenture (as defined below). Each Debenture will be convertible into fully-paid, non-assessable and freely tradeable Debenture Shares (as defined below) at the option of the Debentureholder (as defined below) at any time prior to the close of business on the earlier of (i) the last Business Day (as defined below) immediately preceding the Maturity Date, and (ii) the last Business Day immediately preceding the date specified by the Corporation for redemption of the Offered Debentures at a conversion price of $4.20 per Debenture Share (the “Conversion Price”), being a ratio of approximately 238.0952 Debenture Shares per $1,000 principal amount of Offered Debentures. If a Debentureholder elects to convert its Debentures in connection with a Change of Control (as defined below) that occurs prior to the Maturity Date, the Debentureholder will be entitled to receive additional Debenture Shares as a make-whole premium on conversion in certain circumstances detailed below.

Upon a Change of Control, the Corporation will be required to purchase in cash any Debentures then outstanding tendered by any Debentureholder at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the date of purchase. If a Change of Control occurs in which 10% or more of the consideration for the Common Shares in the transaction or transactions constituting a Change of Control consists of: (i) cash; (ii) equity securities that are not traded or intended to be traded immediately following such transactions on a recognized stock exchange; or (iii) other property that is not traded or intended to be traded immediately following such transactions on a recognized stock exchange, then, subject to regulatory approvals, during the period beginning ten trading days before the anticipated date on which the Change of Control becomes effective and ending 30 days after the Change of Control purchase offer is delivered, the Debentureholders will be entitled to convert their Debentures and, subject to certain limitations, receive, in addition to the number of Debenture Shares they would otherwise be entitled to receive, an additional number of Debenture Shares per $1,000 principal amount of Debentures as set forth in the Debenture Indenture.

In consideration of the agreement of the Underwriters to purchase the Debentures and to offer them to the public pursuant to the Prospectus, the Corporation agrees to pay to the Underwriters, at the Closing Time, an aggregate fee of $1,400,000 (exclusive of any applicable federal goods and services tax and provincial sales tax, if any) being an aggregate fee equal to 4.00% of the aggregate purchase price for the Offered Debentures, and the Corporation hereby agrees to pay to the Underwriters at the Closing Time of the Over-Allotment Option, an aggregate fee of up to $210,000, being a fee equal to 4.00% of the aggregate purchase price for the Over-Allotment Debentures purchased at the Closing Time of the Over-Allotment Option, if any (the “Underwriting Fee”). The Underwriting Fee and the Underwriters’ reasonable costs and expenses may be deducted from the aggregate gross proceeds of the sale of the Debentures and withheld for the account of the Underwriters on the Closing Date. It is anticipated that the Underwriting Fee payable hereunder will not be subject to the federal goods and services tax assessed under Part IX of the Excise Tax Act (Canada) on the basis that any taxable supplies provided will be incidental to the exempt financial services provided.

The Underwriters shall be entitled (but not obligated) in connection with the Offering to retain as sub-agents other registered securities dealers and may receive subscriptions for Debentures from subscribers from other registered dealers, at no additional cost to the Corporation. The fee payable to any such Selling Firm (as defined below) shall be for the account of the Underwriters.

The following are the terms and conditions of the agreement between the Corporation and the Underwriters:

Section 1 Definitions and Interpretation

(a)	In this Agreement:

“affiliate”, “associate”, “distribution”, “material change”, “material fact”, “misrepresentation” and “person” have the respective meanings given to them in the Alberta Act;

“Agreement” means this Underwriting Agreement and not any particular article or section or other portion except as may be specified and words such as “hereof”, “hereto”, “herein” and “hereby” refer to this Agreement as the context requires;

“Alberta Act” means the Securities Act (Alberta);

“Business Day” means any day, other than a Saturday or Sunday, on which the chartered banks in Calgary, Alberta are open for commercial banking business during normal banking hours;

“Canadian Debenture Trustee” means Computershare Trust Company of Canada, in its capacity as Canadian trustee under the Debenture Indenture, at its office in Calgary, Alberta;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, blanket orders, instruments and notices of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement;

“CDS” means CDS Clearing and Depository Services Inc.;

“Change of Control” means (i) an acquisition of voting control of over 66 2/3% or more of the then outstanding Common Shares, or (ii) the sale or other transfer of all or substantially all of the Corporation’s consolidated assets; but in each case, excluding a sale, merger, reorganization or other similar transaction if the previous holders of the Common Shares hold at least 66 2/3% of the voting control in such merged, reorganized or other continuing entity;

“Closing” means, with respect to the Offered Debentures, the completion of the issue and sale by the Corporation of the Offered Debentures and, with respect to the Over-Allotment Debentures, the completion of the sale by the Corporation of the Over-Allotment Debentures sold pursuant to the exercise of the Over-Allotment Option, in each case pursuant to this Agreement;

“Closing Date” means, with respect to the Offered Debentures, December 1, 2021 or such other date as the Corporation and the Underwriters may agree, but in any event no later than the date that is 42 days after the date of the Final Receipt and, with respect to the Over-Allotment Debentures, means the date of Closing of the exercise of the Over-Allotment Option as specified in the Over-Allotment Notice;

“Closing Time” means 6:00 a.m. (Calgary time) on the Closing Date;

“Common Shares” means the common shares in the capital of the Corporation;

“Continuing Underwriters” has the meaning given to that term in Section 15(b) of this Agreement;

“Corporation” has the meaning given to that term in the first paragraph of this Agreement;

“Corporation IP” means the Intellectual Property that (i) is owned by the Corporation and (ii) necessary and material to the business of the Corporation and its subsidiaries as presently conducted or as proposed to be conducted and that has been developed by or for or is being developed by or for the Corporation. For the avoidance of doubt, the Corporation IP excludes all Licensed IP;

“Contract” has the meaning given to that term in Section 7(v) of this Agreement;

“Conversion Price” has the meaning given to that term in the fifth paragraph of this Agreement;

“COVID-19” has the meaning given to that term in Section 7(xx) of this Agreement;

“Debenture Indenture” means the base trust indenture dated as of January 25, 2021 between the Corporation and the Debenture Trustees governing the terms of the Debentures, as supplemented and amended from time to time, and as further supplemented with respect to the Debentures by a Second Supplemental Indenture to be dated as of the Closing Date, among the Debenture Trustees and the Corporation;

“Debenture Trustees” means Computershare Trust Company of Canada and Computershare Trust Company, National Association, in their capacities as debenture co-trustees under the Debenture Indenture;

“Debenture Shares” means the Common Shares issuable pursuant to the terms of the Debentures in accordance with the Debenture Indenture;

“Debentureholders” means the holders of the Debentures, and “Debentureholder” means any one of them;

“Debentures” has the meaning given to that term in the second paragraph of this Agreement, and shall include the Offered Debentures and any Over-Allotment Debentures;

“Defaulted Securities” has the meaning given to that term in Section 15(b) of this Agreement;

“Engagement Letter” means the engagement letter dated as of November 15, 2021 signed by the Lead Underwriter and accepted by the Corporation;

“Environmental Laws” has the meaning given to that term in Section 7(ggg) of this Agreement;

“Employee Plan” has the meaning given to that term in Section 7(mm) of this Agreement;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Final Receipt” means a receipt for the Prospectus issued by the Alberta Securities Commission in accordance with the Passport System;

“Financial Information” means:

(i)	the sections in the Preliminary Prospectus and that will be in the Prospectus entitled “Earnings Coverage” and “Capitalization”;

(ii)

the audited consolidated financial statements of the Corporation for the years ended December 31, 2020 and 2019, including the notes thereto and together with the Auditors’ report thereon, and the Corporation’s management’s discussion and analysis of financial condition and results of operations in respect of those statements; and

(iii)

the unaudited interim condensed financial statements of the Corporation for the three and nine month periods ended September 30, 2021 and 2020, including the notes thereto, and the Corporation’s management’s discussion and analysis of financial condition and results of operations in respect of those statements;

“Financial Statements” means the financial statements of the Corporation included in the documents incorporated by reference in the Preliminary Prospectus, the Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus and any Supplementary Material, as applicable, including the notes to such statements and the related auditors’ report on such statements;

“FINRA” means the United States Financial Industry Regulatory Authority, Inc.;

“Governmental Authority” means and includes, without limitation (i) any national, federal, provincial, state or municipal government or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing (ii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the Securities Commissions, the TSX, the Investment Industry Regulatory Organization of Canada and the SEC;

“Indemnified Party” has the meaning given to that term in Section 13(a) of this Agreement;

“Intellectual Property” means all rights in and to any trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, licenses, industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever;

“Laws” means Securities Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Licensed IP” means the Intellectual Property that is necessary and material to the business of the Corporation and its subsidiaries as presently conducted and that is owned by any person other than the Corporation or one of its subsidiaries;

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

“Marketing Materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” or “Material Adverse Change” means any change, event, violation, inaccuracy, circumstance, development or effect that is materially adverse to the business, assets (including intangible assets), capitalization, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Corporation and its Subsidiary, taken as a whole, whether or not arising in the ordinary course of business;

“Material Premises” has the meaning given to that term in Section 7(fff) of this Agreement;

“Money Laundering Laws” has the meaning given to that term in Section 7(yyy) of this Agreement;

“Nasdaq” means the Nasdaq Global Select Market;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“Off-Balance Sheet Transaction” has the meaning given to that term in Section 7(pp) of this Agreement;

“Offered Debentures” has the meaning given to that term in the first paragraph of this Agreement;

“Offering” has the meaning given to that term in the second paragraph of this Agreement;

“Offering Documents” means, collectively, the Preliminary Prospectus, the Prospectus, the Preliminary U.S. Prospectus, the U.S. Prospectus, and any Supplementary Material and the Registration Statement and the Permitted Free Writing Prospectuses, if any;

“Over-Allotment Notice” has the meaning given to that term in Section 11(a) of this Agreement;

“Over-Allotment Option” has the meaning given to that term in the second paragraph of this Agreement;

“Over-Allotment Debentures” has the meaning given to that term in the second paragraph of this Agreement;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 – Passport System and NP 11-202 adopted by the Canadian Securities Commissions (other than the Ontario Securities Commission) and their related memorandum of understanding;

“Permitted Free Writing Prospectuses” means the documents listed in Schedule “A” hereto and each “road show” (as defined in Rule 433 under the U.S. Securities Act), if any, related to the offering of the Debentures contemplated hereby that is a “written communication” (as defined in Rule 405 under the U.S. Securities Act) that would constitute a “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) required to be filed by the Corporation with the SEC or retained by the Corporation under Rule 433 under the U.S. Securities Act;

“Permits” means all licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise);

“Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated November 19, 2021, including all documents incorporated by reference therein, as filed in accordance with Canadian Securities Laws, relating to the qualification for distribution of the Debentures under applicable Canadian Securities Laws;

“Preliminary Receipt” means a receipt for the Preliminary Prospectus issued by the Alberta Securities Commission in accordance with the Passport System;

“Prospectus” means the (final) short form prospectus of the Corporation, including all documents incorporated by reference therein, as filed in accordance with Canadian Securities Laws, relating to the qualification for distribution of the Debentures under applicable Canadian Securities Laws;

“Qualifying Jurisdictions” has the meaning given to that term in the third paragraph of this Agreement;

“Refusing Underwriter” has the meaning given to that term in Section 15(b) of this Agreement;

“Registration Statement” at any particular time means the registration statement on Form S-3 (File No. 333-251660, which contains a form of base prospectus to be used in connection with the public offering and sale of debt securities, including the Debentures, and common shares, warrants and subscription receipts of the Corporation under the U.S. Securities Act, and the offering thereof from time to time in accordance with Rule 415 under the U.S. Securities Act, including the Financial Statements, exhibits and schedules thereto, in the form then filed with the SEC, including any amendment thereto, any document incorporated by reference therein, and all required information deemed to be a part thereof at the most recent date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective (the “Effective Time”) pursuant to Rule 430B under the U.S. Securities Act;

“Renewal Deadline” has the meaning given to it in Section 8(u) of this Agreement;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

“Selling Firm” has the meaning given to it in Section 4(a) of this Agreement;

“standard term sheet” has the meaning ascribed thereto under NI 41-101;

“subsidiary” means a subsidiary for purposes of the Alberta Act;

“Subsidiary” means DIRTT Environmental Solutions. Inc., a corporation incorporated under the laws of Colorado;

“Supplementary Material” means, collectively, any amendment to the Preliminary Prospectus, the Prospectus, the U.S. Preliminary Prospectus or the U.S. Prospectus, or any amended or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under applicable Securities Laws relating to the qualification for distribution of the Debentures under applicable Securities Laws;

“Taxes” has the meaning given to that term in Section 7(hh) of this Agreement;

“Template Version” has the meaning ascribed thereto under NI 44-101;

“TMX Group” means TMX Group Limited;

“Transfer Agent” means Computershare Trust Company of Canada;

“Trust Indenture Act” has the meaning given to that term in Section 2(d) of this Agreement;

“TSX” means the Toronto Stock Exchange;

“Underwriters” or “Underwriter” has the meaning given to that term in the first paragraph of this Agreement;

“Underwriters’ Information” has the meaning given thereto in Section 6(a)(i);

“Underwriting Fee” has the meaning given to that term in the seventh paragraph of this Agreement;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Affiliate” means any U.S. registered broker-dealer affiliate of any Underwriter;

“U.S. Debenture Trustee” means Computershare Trust Company, National Association, in its capacity as U.S. trustee under the Debenture Indenture, at its office in Greenwood Village, Colorado;

“U.S. GAAP” means U.S. generally accepted accounting principles;

“U.S. Preliminary Prospectus” means the U.S. preliminary prospectus supplement dated November 19, 2021, that describes the Debentures and the offering thereof, together with the U.S. base prospectus dated January 6, 2021 contained in the Registration Statement at the Effective Time (the “U.S. Base Prospectus”), to be filed by the Corporation pursuant to Rule 424(b) under the U.S. Securities Act, in the form furnished by the Corporation to the Lead Underwriter for use by the Underwriters and by dealers in connection with the offering of the Debentures;

“U.S. Prospectus” means the final U.S. prospectus supplement that describes the Debentures and the offering thereof, the public offering price, other information under Rule 430B of the U.S. Securities Act, and other final terms of the Debentures and otherwise satisfies Section 10(a) of the U.S. Securities Act, together with the U.S. Base Prospectus, in the form furnished by the Corporation to the Lead Underwriter for use by the Underwriters and by dealers in connection with the offering and sale of the Debentures;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“U.S. Securities Laws” means the United States federal securities laws, including, without limitation, the U.S. Securities Act and the Exchange Act, and applicable state securities laws; and

“U.S. Tax Code” means the Internal Revenue Code of 1986 (United States of America), as amended, and the regulations thereunder.

(b)	All capitalized terms used but not otherwise defined herein have the meanings given to them in the Prospectus and the U.S. Prospectus.

(c)

The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or the interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(d)

Unless otherwise expressly provided in this Agreement, (i) words importing only the singular number include the plural and vice versa and words importing gender include all genders; (ii) all references to dollars or “$” are to Canadian dollars; and (iii) any reference in this Agreement to a section, subsection, paragraph or subparagraph refer to a section, subsection, paragraph or subparagraph of this Agreement.

(e)

Whenever reference is made in this Agreement to a calculation to be made or financial statements or documents prepared in accordance with “U.S. GAAP” or “generally accepted accounting principles”, such reference will be deemed to be to the generally accepted accounting principles from time to time approved by the relevant body in the United States, applicable as at the date on which such calculation is made or required to be made or such financial statements or documents are prepared or required to be prepared in accordance with generally accepted accounting principles, with such variations therefrom as are specified or required by Securities Law.

(f)

Unless otherwise specified herein, a reference in this Agreement to a statute includes all regulations or rules made thereunder, all amendments to the statute or the regulations or rules made thereunder, any statutes, regulations or rules that supplement or supersede such statute, regulation or rule and, with respect to the Securities Laws, includes any orders made thereunder and the applicable policy statements, instruments and notices issued or otherwise promulgated by the Securities Commissions.

Section 2 Compliance with Securities Laws

(a)	The Corporation covenants with the Underwriters that:

(i)

the Corporation shall, no later than 5:00 p.m. (Calgary time) on November 19, 2021, file the: (A) Preliminary Prospectus, in form and substance satisfactory to the Lead Underwriter with the Securities Commissions under the Canadian Securities Laws pursuant to the Passport System and shall designate the Province of Alberta as the designated and principal jurisdiction under the Canadian Securities Laws, together with the required supporting documents to qualify the distribution of the Debentures; and (B) U.S. Preliminary Prospectus, in form and substance satisfactory to the Lead Underwriter, with the SEC in accordance with the U.S. Securities Act and the rules and regulations of the SEC;

(ii)

following receipt of: (A) the Preliminary Receipt, the Corporation shall promptly resolve all comments received by the Securities Commissions and prepare and file the Prospectus in form and substance satisfactory to the Lead Underwriter, with the Securities Commissions under Canadian Securities Laws, together with the required supporting documents; and (B) comments by the SEC, if any, the Corporation shall promptly resolve all comments made or prepare and file the U.S. Prospectus, in form and substance satisfactory to the Lead Underwriter, with the SEC in accordance with the U.S. Securities Act and the rules and regulations of the SEC, together with the required supporting documents, and in each case will otherwise fulfill all legal requirements to enable the Debentures to be lawfully distributed in such jurisdictions through the Underwriters or their respective affiliates or any other investment dealers or brokers registered in such jurisdictions;

(b)	During the distribution of the Debentures:

(i)

the Corporation shall prepare, in consultation with the Lead Underwriter, and approve in writing, prior to such time any Marketing Materials are provided to potential investors in Debentures, a Template Version of any Marketing Materials reasonably requested to be provided by the Lead Underwriter to any such potential investor, such Marketing Materials to comply with Securities Laws and to be acceptable in form and substance to the Underwriters, acting reasonably;

(ii)

the Lead Underwriter shall, on behalf of the Underwriters, as contemplated by Securities Laws, approve a Template Version of any such Marketing Materials in writing prior to the time such Marketing Materials are provided to potential investors in Debentures;

(iii)

the Corporation shall file a Template Version of any Marketing Materials on SEDAR and on the SEC’s EDGAR system as a “free-writing prospectus” as soon as reasonably practicable after such Marketing Materials are so approved in writing by the Corporation and the Lead Underwriter and, in any event, on or before the day the Marketing Materials are first provided to any potential investor in Debentures, and any comparables (as defined in NI 41-101) shall be removed from the Template Version in accordance with NI 44-101 prior to filing (provided that if any such comparables are removed, the Corporation shall deliver a complete Template Version of any such Marketing Materials to the Securities Commissions), and the Corporation shall provide a copy of such filed Template Version to the Lead Underwriter as soon as practicable following such filing; and

(iv)

following the approvals and filings set forth in Sections 2(b)(i) to 2(b)(iii) above, the Underwriters may provide a limited-use version of such Marketing Materials to potential investors in Debentures in accordance with Canadian Securities Laws.

(c)	The Corporation and the Underwriters, on a several basis, covenant and agree, during the distribution of the Debentures:

(i)

not to provide any potential investor of Debentures with any Marketing Materials unless a Template Version of such materials has been filed by the Corporation with the Securities Commissions on or before the day such Marketing Materials are first provided to any potential investor of Debentures;

(ii)

not to provide any potential investor with any materials or information in relation to the distribution of the Debentures or the Corporation, other than: (A) such Marketing Materials that have been approved and filed in accordance with Section 2(b); (B) the Prospectus; (C) the U.S. Preliminary Prospectus; (D) the U.S. Prospectus; and (E) any standard term sheet approved in writing by the Corporation and the Lead Underwriter; and

(iii)

that the content of any and all “road shows” (as defined in Rule 433 under the U.S. Securities Act) related to the offering of the Debentures contemplated hereby is solely the property of the Corporation.

(d)

The Corporation represents and warrants to and agrees with each of the Underwriters that the Registration Statement has heretofore become effective under the U.S. Securities Act; that no stop order of the SEC preventing or suspending the use of the U.S. Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose, to the Corporation’s knowledge, have been instituted or are contemplated by the SEC; that the Corporation meets the requirements for use of Form S-3 under the U.S. Securities Act; that the U.S. Preliminary Prospectus, in form and substance satisfactory to the Lead Underwriter, shall, no later than 5:00 p.m. (Calgary time) on November 19, 2021, be filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act as required under the U.S. Securities Act; and that the Debenture Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

(e)

Each purchaser who is resident in a Qualifying Jurisdiction shall purchase pursuant to the Prospectus and each purchaser who is resident in the United States shall purchase pursuant to the U.S. Prospectus. Each other purchaser not resident in a Qualifying Jurisdiction or the United States shall purchase only on a private placement basis with respect to the laws of a jurisdiction that is not a Qualifying Jurisdiction or the United States, in accordance with such procedures as the Corporation and the Lead Underwriter may mutually agree, acting reasonably, in order to fully comply with applicable Law and the terms of this Agreement. The Corporation hereby agrees to ensure compliance by the Corporation with all applicable Canadian Securities Laws on a timely basis in connection with the distribution of the Debentures to purchasers resident in the Qualifying Jurisdictions and to take, or cause to be taken, all steps and proceedings required under U.S. Securities Laws to offer and sell the Debentures in accordance with U.S. Securities Laws.

Section 3 Due Diligence

Prior to the filing of the Preliminary Prospectus, the Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus and any Supplementary Material, the Corporation shall allow the Underwriters to participate fully in the preparation of such documents and shall allow the Underwriters to conduct all due diligence which the Underwriters may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Underwriters responsibly to execute any certificate related to such documents required to be executed by them under applicable Securities Laws. Up to the later of the Closing Date and the date of completion of the distribution of the Debentures, the Corporation shall allow each of the Underwriters to conduct any due diligence investigations that any of them reasonably requires to confirm as at any date that it continues to have reasonable grounds for the belief that the Offering Documents do not contain a misrepresentation as at such date or as at the date of such Offering Documents and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading as at such date or as at the date of such Offering Documents.

Section 4 Distribution and Certain Obligations of Underwriters

(a)

The Underwriters shall, and shall require their respective U.S. Affiliates and any investment dealer or broker (other than the Underwriters) with which the Underwriters have a contractual relationship in respect of the distribution of the Debentures (each, a “Selling Firm”) to agree to, comply with applicable Securities Laws in connection with the distribution hereof and shall offer the Debentures for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Offering Documents and this Agreement. The Underwriters (or, as applicable, their U.S. Affiliates) shall, and shall require any Selling Firm to, offer for sale to the public and sell the Debentures only in those jurisdictions where they may be lawfully offered for sale or sold, provided such Underwriter (or, as applicable, their U.S. Affiliates) or Selling Firm is appropriately registered in such jurisdiction. For the avoidance of doubt, Craig-Hallum Capital Group LLC is not acting as an underwriter of the Debentures in any province or territory of Canada and no action on the part of Craig-Hallum Capital Group LLC in its capacity as an underwriter of the offering of Debentures in the United States will create an impression or support any conclusion that it is acting as an underwriter of the Debentures in any province or territory of Canada. The Underwriters shall: (i) use all reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Debentures as soon as reasonably practicable; and (ii) promptly notify the Corporation when, in their opinion, the Underwriters and the Selling Firms have ceased distribution of the Debentures and provide a breakdown of the number of Debentures distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Securities Commissions.

(b)

The Underwriters (or, as applicable, their U.S. Affiliates) shall, and shall require any Selling Firm to agree to, distribute the Debentures in a manner which complies with and observes all applicable Laws in each jurisdiction into and from which they may offer to sell the Debentures or distribute the Prospectus, the U.S. Prospectus any Marketing Materials or any Supplementary Material in connection with the distribution of the Debentures and will not, directly or indirectly, offer, sell or deliver any Debentures or deliver the Prospectus, the U.S. Prospectus, any Marketing Materials or any Supplementary Material to any person in any jurisdiction other than in the Qualifying Jurisdictions and the United States except in a manner which will not require the Corporation to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable Laws of such other jurisdictions or pay any unreasonable filing fees which relate to such other jurisdictions. Subject to the foregoing, the Underwriters (or, as applicable, their U.S. Affiliates) and any Selling Firm shall be entitled to offer and sell the Debentures in jurisdictions other than the Qualifying Jurisdictions and the United States in accordance with any applicable Laws in the jurisdictions in which the Underwriters and/or Selling Firms offer the Debentures.

(c)

For the purposes of this Section 4, the Underwriters shall be entitled to assume that the Debentures are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Prospectus shall have been obtained from the applicable Securities Commission (including the Final Receipt for the Prospectus issued under the Passport System) following the filing of the Prospectus unless otherwise notified in writing.

(d)

Notwithstanding the foregoing provisions of this Section 4, an Underwriter will not be liable to the Corporation under this Section 4 with respect to a default under this Section 4 by another Underwriter or another Underwriter’s U.S. Affiliate, or by a Selling Firm appointed by another Underwriter, as the case may be, but only for a default under this Section 4 by itself or any Selling Firm appointed by such Underwriter.

(e)

The Underwriters have not offered or sold and will not offer or sell, without the Corporation’s consent, any Debentures by means of any “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) that is required to be filed by the Underwriters with the SEC pursuant to Rule 433 under the U.S. Securities Act, other than a Permitted Free Writing Prospectus.

Section 5 Conditions of the Offering

The Underwriters’ obligations under this Agreement to purchase the Offered Debentures and, to the extent the Over-Allotment Option is exercised, the Over-Allotment Debentures, if any, are subject to the representations and warranties of the Corporation contained in this Agreement being true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as of the date of this Agreement and as of the Closing Time, the performance by the Corporation of its obligations under this Agreement and each of the following conditions:

(a)

the Preliminary Prospectus and the Prospectus having been signed and certified on behalf of the Corporation and filed with the Securities Commissions in accordance with Canadian Securities Laws and a receipt having been obtained therefor by the Corporation from the Alberta Securities Commission, as principal regulator, evidencing that a receipt has been issued with respect to the Preliminary Prospectus and the Prospectus from each of the Securities Commissions;

(b)	no U.S. prospectus or amendment or supplement to the Registration Statement or the U.S. Prospectus shall have been filed to which the Lead Underwriter shall have objected in writing;

(c)

the U.S. Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act at or before 5:30 p.m. (New York City time) on November 26, 2021 (or such earlier date and time as may be required or later date and time as may be permitted under the U.S. Securities Act);

(d)

at the Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Debentures shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the SEC; (ii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the U.S. Preliminary Prospectus as of its date did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the U.S. Prospectus will not, as of its date and as of the Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) none of the Permitted Free Writing Prospectuses, if any, when considered together with the U.S. Preliminary Prospectus and the U.S. Prospectus, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that the preceding clauses do not apply to statements in or omissions from any Registration Statement, U.S. Preliminary Prospectus, U.S. Prospectus, or any Permitted Free Writing Prospectus made in reliance upon and in conformity with any Underwriters’ Information;

(e)	FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby;

(f)

receipt of evidence by the Underwriters, in a form acceptable to the Lead Underwriter, acting reasonably, that all actions required to be taken by or on behalf of the Corporation, including the passing of all requisite resolutions of the directors and Debentureholders of the Corporation, having been taken so as to approve the execution and delivery of this Agreement, the Debenture Indenture and the Offering Documents, as applicable, the distribution of the Debentures without restriction, the grant of the Over-Allotment Option and the creation and issuance of the Debentures and the Debenture Shares;

(g)

this Agreement has been, and as of the Closing Date the Debenture Indenture shall have been duly executed and delivered and the form and terms of each such agreement shall be satisfactory to the Lead Underwriter acting reasonably, and consistent in all material respects with the Prospectus and the U.S. Prospectus and none of such agreements shall have been amended, supplemented or modified in any way except as contemplated in the Offering Documents, and no condition or provision in any such agreement shall have been waived by any party without the prior written consent of the Underwriters, acting reasonably, and each of the parties thereto shall have performed such of their obligations thereunder which are to be performed or completed at or prior to the Closing Time to the satisfaction of the Lead Underwriter, acting reasonably;

(h)

the Corporation delivering to the Underwriters, at the Closing Time, a certificate dated the Closing Date, addressed to the Underwriters and signed by the president or chief financial officer of the Corporation, in a form satisfactory to the Lead Underwriter, acting reasonably, certifying for and on behalf of the Corporation and without personal liability, after having made due enquiries and after having carefully examined the Prospectus, the U.S. Prospectus and any Supplementary Material, that:

(i)

the Corporation has complied in all material respects (except where already qualified by materiality, in which case the Corporation has complied in all respects) with all the covenants and satisfied in all material respects (except where already qualified by materiality, in which case the Corporation has satisfied in all respects) all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(ii)

the representations and warranties of the Corporation contained in this Agreement and any certificate of the Corporation delivered hereunder are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as at the Closing Time, with the same force and effect as if made on and as at the Closing Time, after giving effect to the transactions contemplated by this Agreement;

(iii)

receipts have been issued by the Securities Commissions in the Qualifying Jurisdictions for the Prospectus and no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Debentures or any other securities of the Corporation has been issued by any Governmental Authority and is continuing in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any Canadian Securities Laws or U.S. Securities Laws or by any Governmental Authority;

(iv)

since the date of the most recent Financial Statements, there has been no Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus or the U.S. Prospectus, as amended or supplemented prior to the Closing Time;

(v)

there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) that has caused the Prospectus or the U.S. Prospectus to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or untrue in any material respect; and

(vi)

except as disclosed in the Offering Documents or in the Corporation’s continuous disclosure filings available on SEDAR and/or EDGAR, there are no actions, suits, proceedings or inquiries pending or to the knowledge of the Corporation, threatened against or affecting the Corporation or the Subsidiary, at law or in equity or before or by any federal, provincial, state, municipal, county, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in a Material Adverse Effect;

(i)

the Underwriters receiving, at the Closing Time, a legal opinion dated the Closing Date, to be addressed to the Underwriters, in form and substance acceptable to the Lead Underwriter acting reasonably, of Bennett Jones LLP, as Canadian counsel to the Corporation (who may deliver, to the extent appropriate in the circumstances, opinions of local counsel acceptable to the Lead Underwriter, acting reasonably, and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers, public and exchange officials or of the auditors or transfer agent of the Corporation), with respect to the following matters:

(i)

that the Corporation is a reporting issuer not in default of any requirement of the Alberta Act and the regulations thereunder and has a similar status under the Canadian Securities Laws of each of the other Qualifying Jurisdictions, and is eligible to participate in NI 41-101 in each of the Qualifying Jurisdictions;

(ii)

that the Corporation is a corporation amalgamated under the laws of the Province of Alberta and has all requisite corporate power and capacity to carry on its business as currently conducted and to own, lease and operate its property and assets and, to execute, deliver and perform its obligations hereunder;

(iii)	that the authorized share capital of the Corporation consists of an unlimited number of Common Shares and preferred shares issuable in one or more series;

(iv)

that all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Preliminary Prospectus, the Prospectus, the Marketing Materials, the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus and any Supplementary Material and the filing thereof under Canadian Securities Laws, in each of the Qualifying Jurisdictions, to the extent applicable;

(v)

that all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of this Agreement and the Debenture Indenture and the performance of the Corporation’s obligations thereunder;

(vi)

that this Agreement and the Debenture Indenture have been duly authorized, executed and delivered by the Corporation, and each constitutes a legal, valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with the terms thereof, subject to customary limitations on enforceability;

(vii)

the execution and delivery of this Agreement and the Debenture Indenture and the performance of the Corporation’s obligations hereunder do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with: (A) any of the terms, conditions or provisions of the articles or by-laws of the Corporation; (B) any Laws having force in the Province of Alberta; and (C) the Credit Agreement between the Corporation, DIRTT Environmental Solutions, Inc. and Royal Bank of Canada dated February 12, 2021, as amended;

(viii)

that all necessary corporate action has been taken by the Corporation to authorize the issuance of the Debentures and the Debenture Shares, and the Debenture Shares have been duly and validly reserved and allotted for issuance in accordance with the terms of the Debenture Indenture and the constating documents of the Corporation;

(ix)

that upon the payment of the Offering Price therefor, the Offered Debentures will be duly and validly issued, and that upon conversion of the Offered Debentures in accordance with the Debenture Indenture, the underlying Debentures Shares will be duly and validly issued as fully paid and non-assessable Common Shares;

(x)

that upon exercise of the Over-Allotment Option in accordance with this Agreement and upon payment of the Offering Price therefor, such Over-Allotment Debentures will be duly and validly issued, and that upon conversion of the Over-Allotment Debentures in accordance with the Debenture Indenture, the underlying Debentures Shares will be duly and validly issued as fully paid and non-assessable Common Shares;

(xi)

upon the Corporation receiving the purchase price for the issue of the Debentures in accordance with the terms of this Agreement and the Debenture Indenture, the Debentures will be valid, legal and binding obligations of the Corporation enforceable against the Corporation in accordance with the terms of the Debenture Indenture, subject to customary limitations on enforceability;

(xii)

that all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each of the Qualifying Jurisdictions have been obtained by the Corporation to qualify the distribution to the public of the

Debentures in each of the Qualifying Jurisdictions through persons who are registered under applicable Canadian Securities Laws and who have complied with the relevant provisions of applicable Canadian Securities Laws;

(xiii)

the issue by the Corporation of the Debenture Shares in accordance with the terms and conditions of the Debentures will be exempt from the prospectus requirement of applicable Canadian Securities Laws and no filing, proceeding, approval, permit, consent or authorization is required to be made, taken or obtained by the Corporation under Canadian Securities Laws in connection therewith;

(xiv)

that the first trade of the Debenture Shares by holders of such securities in the Qualifying Jurisdictions will not be subject to the prospectus requirements of applicable Canadian Securities Laws and no filing, proceeding, approval, permit, consent or authorization will be required to be made, taken or obtained under applicable Canadian Securities Laws to permit such trade or distribution, through a person, if required, duly registered under an appropriate category under applicable Canadian Securities Laws who has complied with the relevant provisions of such laws and the terms of their registration(s), provided that such trade is not a “control distribution” (as that term is defined in National Instrument 45-102 – Resale of Securities

(xv)	that the statements set forth in the Prospectus under the heading “Eligibility for Investment” are accurate, subject to the limitations and qualifications set out therein;

(xvi)

that the statements set forth in the Prospectus under the heading “Certain Canadian Federal Income Tax Considerations” accurately and fairly summarize the principal Canadian federal income tax considerations generally applicable to purchasers of the Debentures, subject to the limitations and qualifications set out therein;

(xvii)	that the attributes of the Debentures and the Debenture Shares are consistent in all material respects with the description thereof in the Prospectus;

(xviii)	that the Canadian Debenture Trustee has been duly appointed as the Canadian trustee under the Debenture Indenture; and

(xix)	that Computershare Trust Company of Canada, at its office in Calgary, Alberta has been duly appointed as the transfer agent and registrar for the Common Shares;

(j)

the Underwriters receiving, at the Closing Time on the Closing Date, a negative assurance letter dated the Closing Date in respect of the U.S. Preliminary Prospectus together with the Permitted Free-Writing Prospectus identified as item 1 on Schedule “A”, and the U.S. Prospectus, to be addressed to the Underwriters, in form and substance acceptable to the Lead Underwriter, acting reasonably, of Vinson & Elkins LLP, United States legal counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers, public and exchange officials or of the auditors or transfer agent of the Corporation);

(k)

the Underwriters receiving at the Closing Time on the Closing Date, legal opinions to be addressed to the Underwriters, in form and substance acceptable to the Lead Underwriter, acting reasonably, from (i) Goodmans LLP, Canadian counsel to the Underwriters, with respect to such matters as the Underwriters may reasonably request, and (ii) Dorsey & Whitney LLP, U.S. counsel to the Underwriters, with respect to the Registration Statement, the U.S. Preliminary Prospectus together with the Permitted Free Writing Prospectus identified as item 1 on Schedule “A”, and the U.S. Prospectus;

(l)

the Underwriters receiving at the Closing Time a certificate, dated as of the Closing Date, signed by the corporate secretary of the Corporation (or such other officer as the Underwriters may agree to), in a form satisfactory to the Lead Underwriter, acting reasonably, certifying for and on behalf of the Corporation and without personal liability, with respect to:

(i)	the constating documents, articles and by-laws of the Corporation;

(ii)	the resolutions of the board of directors of the Corporation relevant to the issue and sale of the Debentures and the authorization of the other agreements and transactions contemplated herein;

(iii)	the incumbency and signatures of signing officers of the Corporation; and

(iv)	that, to the Corporation’s knowledge, it is in material compliance with all applicable listing requirements of Nasdaq

(m)

each director and senior officer of the Corporation shall have delivered to the Underwriters a lock-up agreement in the form attached hereto as Schedule “B” and each such agreement shall be in full force and effect;

(n)	the Debentures and Debenture Shares are listed and posted for trading on the TSX, subject only to the standard listing conditions of the TSX;

(o)

the Debenture Shares are of the same class as the Common Shares registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are approved for listing on the Nasdaq, subject only to official notice of issuance, and the Corporation has taken no action designed to, or likely to have the effect of, terminating the registration of the Debenture Shares under the Exchange Act or delisting the Debenture Shares from the Nasdaq, nor has the Company received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing;

(p)

the Underwriters receiving at the Closing Time on the Closing Date comfort letters dated the Closing Date from the auditor of the Corporation, PricewaterhouseCoopers LLP, in form and substance satisfactory to the Lead Underwriter, acting reasonably, bringing forward to a date not more than two Business Days prior to the Closing Date the information contained in the comfort letter referred to in Section 9(a) hereof;

(q)

the Debenture Trustees, as applicable, shall be appointed as the trustees under the Debenture Indenture and the Debenture Indenture shall have been executed and delivered by each of the parties thereto;

(r)

the representations and warranties of the Corporation contained herein shall be true and correct as of the Closing Time, with the same force and effect as if made at and as of the Closing Time (except in respect of representations and warranties that are made as of a specified date, in which case they will be true and correct only as at that date), after giving effect to the transactions contemplated hereby;

(s)

all of the information provided to the Underwriters or to counsel for the Underwriters by the Corporation, its counsel, its officers and directors in connection with the offering of the Debentures is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA rules is true, complete and correct;

(t)

the Corporation shall have complied with all covenants contained herein and satisfied all terms and conditions contained herein to be complied with and satisfied by it at or prior to the Closing Time; and

(u)

the Underwriters will have received such other certificates, opinions, agreements, materials or documents, in form and substance satisfactory to the Lead Underwriter, as the Lead Underwriter may reasonably request.

Section 6 Representations as to Offering Documents

(a)

Filing and delivery to the Underwriters in accordance with this Agreement of any Offering Document shall constitute a representation and warranty by the Corporation to the Underwriters that, as at their respective dates of delivery:

(i)

the Offering Documents (except information and statements relating solely to the Underwriters, which have been provided by the Underwriters to the Corporation through the Lead Underwriter in writing specifically for use in any of the Offering Documents (collectively, “Underwriters’ Information”)) are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Debentures as required by applicable Securities Laws;

(ii)

the Offering Documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except for Underwriters’ Information); and

(iii)	except with respect to any Underwriters’ Information, such documents comply in all material respects with the applicable requirements of Canadian Securities Laws and U.S. Securities Laws.

Such filings shall also constitute the Corporation’s consent to the Underwriters’ use of the Preliminary Prospectus, the Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus and any Supplementary Material in connection with the distribution of the Debentures in the Qualifying Jurisdictions and the United States, as applicable, in compliance with this Agreement and applicable Securities Laws.

(b)	The Corporation represents and warrants to and agrees with each of the Underwriters that:

(i)

at the Effective Time, the Registration Statement did, and on the date it was first filed and on the Closing Date ) and, if the Over-Allotment Option is exercised, at the Closing Time of the Over-Allotment Option), the U.S. Prospectus did and will conform in all material respects to the requirements of the U.S. Securities Act and the Trust Indenture Act; on the date each was first filed, the U.S. Base Prospectus did and U.S. Prospectus will, and on the Closing Date each will, conform in all material respects with the applicable requirements of the rules and regulations of the SEC; the Registration Statement, as of the Effective Time, and the date and time that this Agreement is executed and delivered by the parties hereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the U.S. Preliminary Prospectus as of its filing date, and the date hereof, complies in all material respects with the requirements of the U.S. Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the U.S. Prospectus will not, as of its date and as of the Closing Date, and as of the Closing Time of the Over-Allotment Option contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Underwriters’ Information;

(ii)

prior to the execution of this Agreement, the Corporation has not, directly or indirectly, offered or sold any Debentures by means of any “prospectus” (within the meaning of the U.S. Securities Act) or used any “prospectus” (within the meaning of the U.S. Securities Act) in connection with the offer or sale of the Debentures, in each case other than the Preliminary Prospectus, the Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus and the Permitted Free Writing Prospectuses, if any; the Corporation has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the U.S. Securities Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the U.S. Preliminary Prospectus or the U.S. Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the SEC (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the U.S. Securities Act, filed with the SEC), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the U.S. Preliminary Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the U.S. Securities Act, satisfies the requirements of Section 10 of the U.S. Securities Act; neither the Corporation nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the U.S. Securities Act, from using, in connection with the offer and sale of the Debentures, “free writing prospectuses” (as defined in Rule 405 under the U.S. Securities Act) pursuant to Rules 164 and 433 under the U.S. Securities Act; the Corporation is not an “ineligible issuer” (as defined in Rule 405 under the U.S. Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the U.S. Securities Act with respect to the offering of the Debentures contemplated by the Registration Statement, without taking into account any determination by the SEC pursuant to Rule 405 under the U.S. Securities Act that it is not necessary under the circumstances that the Corporation be considered an “ineligible issuer”; and

(iii)

the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the U.S. Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 7 Additional Representations and Warranties of the Corporation

The Corporation hereby represents and warrants to the Underwriters and acknowledges that the Underwriters are relying upon such representations and warranties in purchasing the Debentures that:

(a)

each of the Corporation and the Subsidiary has been duly incorporated and organized and is validly existing as a corporation under the laws of the jurisdiction in which it was incorporated, amalgamated or continued, as the case may be, and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Corporation or the Subsidiary;

(b)

each of the Corporation and the Subsidiary is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification (except for such jurisdictions where the failure to be so qualified would not result in a Material Adverse Effect) and has all requisite corporate power and authority to conduct its business and to own, lease and operate its properties and assets and to execute, deliver and perform its obligations under this Agreement, the Debenture Indenture and any other document, filing, instrument or agreement delivered in connection with the Offering;

(c)

neither the Corporation nor the Subsidiary is (i) in violation of its constating documents or (ii) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, joint venture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, except in the case of clause (ii) for any such violations or defaults that would not result in a Material Adverse Effect;

(d)

the Corporation has no direct or indirect subsidiaries other than the Subsidiary, nor any investment in any person which, for the year ended December 31, 2020 accounted for more than five percent of the assets or revenues of the Corporation or would otherwise be material to the business and affairs of the Corporation. The Corporation owns, directly or indirectly, all of the issued and outstanding shares of the Subsidiary, all of the issued and outstanding shares of the Subsidiary are issued as fully paid and non-assessable shares, free and clear of all Liens whatsoever, and no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Corporation or the Subsidiary of any interest in any of the shares in the capital of the Subsidiary;

(e)

except as disclosed in the Offering Documents, the Corporation and the Subsidiary (i) have each conducted their business in compliance in all material respects with all applicable Laws of each jurisdiction in which its business is carried on or in which its services are provided and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, rules and regulations, (ii) are not in breach or violation of any judgment, order or decree of any Governmental Authority having jurisdiction over the Corporation or the Subsidiary, as applicable, and (iii) hold all, and are not in breach of any, Permits that enable its business to be carried on as now conducted or as proposed to be conducted; except in each case where the failure to be in such compliance or to hold such Permits could not reasonably be expected to result in a Material Adverse Effect;

(f)

except as disclosed in the Offering Documents, each of the Corporation and each of its subsidiaries owns or leases all such properties and assets as are necessary to the conduct of its operations as presently conducted, and (B) the Corporation does not know of any claim or the basis for any claim that might or could materially and adversely affect the right of the Corporation or the Subsidiary to use, transfer or otherwise exploit such property or assets;

(g)

the authorized capital of the Corporation consists of an unlimited number of Common Shares and preferred shares issuable in one or more series, of which, as at November 19, 2021, 85,334,555 Common Shares and nil preferred shares were issued and outstanding.

(h)

the authorized and issued share capital of the Corporation conforms, and the Debentures will conform to the description thereof contained in the Offering Documents. All of the issued and outstanding Common Shares of the Corporation have been duly and validly authorized and issued as fully paid and non-assessable, and none of the outstanding Common Shares of the Corporation were issued in violation of the pre-emptive or similar rights of any securityholder of the Corporation and the Debentures, at the Closing Time, will have been duly delivered as fully paid and non-assessable;

(i)

the terms and the number of options to purchase Common Shares granted by the Corporation currently outstanding conforms to the description thereof contained in the Prospectus and the U.S. Prospectus and, other than as contemplated by this Agreement, and options, performance share units and restricted share units granted to directors, officers, employees and consultants of the Corporation as described in the Offering Documents, no person, firm or corporation has any agreement or option, right or privilege (contractual or otherwise) capable of becoming an agreement (including convertible or exchangeable securities and warrants) for the purchase or acquisition from the Corporation or any Subsidiary of any interest in any Common Shares or other securities of the Corporation or any Subsidiary whether issued or unissued;

(j)

other than the rights of the Underwriters set forth herein, there are no contracts or agreements between either the Corporation or a Subsidiary and any person granting such person the right to require the Corporation or the Subsidiary to file a registration statement or prospectus under U.S. Securities Laws or a prospectus under Canadian Securities Laws, with respect to any securities of the Corporation or any Subsidiary owned or to be owned by such person that require the Corporation or a Subsidiary to include such securities in the securities qualified for distribution under the Offering Documents;

(k)

except as described in the Offering Documents, there are no voting trusts or agreements, shareholders’ agreements, buy sell agreements, rights of first refusal agreements, agreements relating to restrictions on transfer, pre-emptive rights agreements, tag-along agreements, drag-along agreements or proxies relating to any of the securities of the Corporation or the Subsidiary, to which the Corporation or the Subsidiary is a party;

(l)

the Debentures to be issued and sold by the Corporation under this Agreement and pursuant to the Prospectus and the U.S. Prospectus have been duly authorized and, when the Debentures are issued and delivered pursuant to this Agreement, the Debentures will have been duly executed, authenticated, issued and delivered and, upon payment for the Debentures by the Underwriters to the Corporation, will constitute valid and legally binding obligations of the Corporation entitled to the benefits of the Debenture Indenture, enforceable against the Corporation in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the Debenture Indenture has been duly authorized and, when the Debenture Indenture is executed and delivered, will constitute a valid and legally binding instrument, enforceable against the Corporation in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Debenture Indenture and the Debentures will conform in all material respects to the descriptions thereof contained in the Offering Documents and the U.S. Prospectus with respect to such Debentures;

(m)

the Debenture Shares, shall at Closing, have been validly authorized, allotted and reserved for issuance in accordance with the terms of this Agreement and the Debenture Indenture, and upon their issuance in accordance with the Debenture Indenture, the Debenture Shares will validly issued and outstanding as fully paid and non-assessable Shares and will have the attributes set out in the Prospectus;

(n)	the Transfer Agent, at its principal office in Calgary, Alberta, will be, at the Closing Date, duly appointed as the registrar and transfer agent of the Corporation with respect to the Common Shares;

(o)	the Canadian Debenture Trustee, at its principal office in Calgary, Alberta, will be, at the Closing Date, duly appointed as Canadian trustee in respect of the Debentures;

(p)	the U.S. Debenture Trustee, at its principal office in Greenwood Village, Colorado, will be, at the Closing Date, duly appointed as United States trustee in respect of the Debentures;

(q)

each of the Preliminary Prospectus, the Prospectus the U.S. Preliminary Prospectus, the U.S. Prospectus and the Free Writing Prospectuses, and the filing of the Preliminary Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus and the Free Writing Prospectuses with the Securities Commissions or the SEC, as the case may be, and the execution and filing of each of the Preliminary Prospectus and Prospectus with the Securities Commissions have been duly approved and authorized by all necessary action by the Corporation, and the Prospectus, prior to filing has been or will be duly executed by and on behalf of the Corporation;

(r)

each of this Agreement and the Debenture Indenture has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, general principles of equity, and the qualifications that equitable remedies may only be granted in the discretion of a court of competent jurisdiction and except that rights of indemnity, contribution, waiver and the ability to sever unenforceable terms may be limited under applicable Laws;

(s)

as of the determination date referenced in Rule 164(h) under the U.S. Securities Act, the Corporation was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Debentures pursuant to Rules 164, 405 and 433 under the U.S. Securities Act. Each free writing prospectus that the Corporation is required to file pursuant to Rule 433(d) under the U.S. Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the U.S. Securities Act;

(t)

at the Effective Time, and at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the U.S. Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Corporation met the then applicable requirements for the use of Form S-3 under the U.S. Securities Act, including General Instruction I.B.1 of Form S-3. The Corporation is not a shell company (as defined in Rule 405 under the U.S. Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the SEC at least 12 calendar months previously reflecting its status as an entity that is not a shell company;

(u)

no authorization, approval, consent, licence, Permit, order or filing of, or with, any Government Authority or court, domestic or foreign, (other than those which have already been obtained or will be obtained prior to the Closing Date and except for post-closing filings to be made with the TSX and Nasdaq and post-closing distribution reports to be filed and other post-closing filings to be made with certain securities regulatory authorities) is required for the valid sale and delivery of the Debentures or for the execution and delivery of, or performance of the transactions contemplated under, this Agreement by the Corporation in the manner contemplated by the Offering Documents and the U.S. Prospectus, except such as have been made or obtained under the U.S. Securities Act and such as may be required under the Exchange Act, the rules and regulations of FINRA and Nasdaq and the blue sky laws of any jurisdiction;

(v)

each of the execution and delivery of this Agreement and the Debenture Indenture, the performance by the Corporation of its obligations hereunder and thereunder, the sale of the Debentures hereunder and thereunder by the Corporation and the consummation of the transactions contemplated in this Agreement and the Debenture Indenture, (i) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) any statute, rule, regulation or Law applicable to the Corporation or the Subsidiary; (B) the constating documents, by-laws or resolutions of the directors or shareholders of the Corporation or the Subsidiary; (C) any mortgage, note, indenture, material contract, material agreement, joint venture, partnership, instrument, lease or other material document to which the Corporation or the Subsidiary is a party or by which it is bound (each, a “Contract”); or (D) any judgment, decree or order binding the Corporation or the Subsidiary or the property or assets thereof; and (ii) do not affect the rights, duties and obligations of any parties to a Contract, nor give a party the right to terminate the Contract, by virtue of the application of terms, provisions or conditions in the Contract, except where those rights, duties or obligations, or rights to terminate, are affected in a manner that would not result in a Material Adverse Effect;

(w)

the Financial Statements present fairly, in all material respects, the consolidated financial condition of the Corporation as at the dates thereof and the results of the operations and cash flows of the Corporation for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of applicable Securities Laws and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as otherwise noted therein); provided that unaudited interim financial statements are subject to normal year-end audit adjustments and do not contain all footnotes required by U.S. GAAP;

(x)

the selected financial data set forth under the caption “Selected Financial Data” included or incorporated by reference in the Preliminary Prospectus, the U.S. Preliminary Prospectus, the Prospectus, the U.S. Prospectus and the Registration Statement fairly present, in all material respects the information included therein on the basis stated in or incorporated by reference in the Preliminary Prospectus, the U.S. Preliminary Prospectus, the Prospectus, the U.S. Prospectus and the Registration Statement and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as otherwise noted therein);

(y)

there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Offering Documents that are not included or incorporated by reference as required;

(z)

other than disclosed in the Financial Statements, the Corporation and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Offering Documents;

(aa)

all disclosures contained or incorporated by reference in the Offering Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC and under applicable Canadian Securities Laws) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the U.S. Securities Act and applicable Canadian Securities Laws, to the extent applicable;

(bb)

to the knowledge of the Corporation, the Corporation’s auditors are independent public accountants as required under applicable Securities Laws and there has never been a reportable event (within the meaning of NI 51-102) between the Corporation and such auditors or, to the knowledge of the Corporation, any former auditors of the Corporation;

(cc)	the responsibilities and composition of the Corporation’s audit committee comply with Multilateral Instrument 52-110 – Audit Committees;

(dd)

the Corporation maintains “disclosure controls and procedures” and “internal controls over financial reporting” (as such terms are defined in Rule 13a-15(e) under the Exchange Act and applicable Canadian Securities Laws); such disclosure controls and procedures and internal controls over financial reporting are effective at a reasonable assurances level;

(ee)	the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)	transactions are executed in all material respects in accordance with management’s general or specific authorization;

(ii)	transactions are recorded as necessary to permit preparation of financial statements in conformity with international financial reporting standards and to maintain accountability for assets;

(iii)	access to assets is permitted only in accordance with management’s general or specific authorization; and

(iv)	except as disclosed in the Offering Documents, the Corporation is not aware of any material weakness in its internal controls over financial reporting.

(ff)

there is and has been no failure on the part of the Corporation or any of the Corporation’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act of 2002;

(gg)

except as disclosed in the Offering Documents, none of the directors, executive officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding Common Shares on a fully-diluted basis or any known associate or affiliate of any such person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation on a consolidated basis;

(hh)

all taxes (including income tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any fine, penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation and the Subsidiary have been paid, except where the failure to pay Taxes would not have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiary have been filed with all appropriate authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents or inaccuracy therein would not have a Material Adverse Effect. To the knowledge of the Corporation, no assessment, reassessment, audit, claim, objection, appeal, suit, investigation or examination of any tax return of the Corporation or the Subsidiary is currently in progress, pending or threatened, and there are no issues, disputes or liabilities outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Corporation or the Subsidiary, except where such assessment, reassessment, audit, claim, objection, appeal, suit, investigation, examinations, issues, disputes or liabilities would not have a Material Adverse Effect;

(ii)

the statistical, industry and market related data included in the Preliminary Prospectus, Prospectus, U.S. Preliminary Prospectus and/or U.S. Prospectus are derived from sources which the Corporation reasonably believes to be accurate, reasonable and reliable, and such data agrees with the sources from which it was derived, and the Corporation has obtained the written consent to the use of such data from such sources to the extent required;

(jj)	since the respective dates as of which information is given in the Offering Documents, except as otherwise stated therein or contemplated thereby, there has not been:

(i)

any material change in the condition (financial or otherwise), or in the earnings, business, affairs, capital, prospects, operations or management of the Corporation or the Subsidiary, whether or not arising in the ordinary course of business from that set forth therein;

(ii)	any transaction entered into by the Corporation or the Subsidiary, other than in the ordinary course of business, that is material to the Corporation;

(iii)	any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Corporation or the Subsidiary, that is material to the Corporation;

(iv)	any material change in the capital or increase in the outstanding indebtedness of the Corporation or the Subsidiary; or

(v)	any dividend or distribution of any kind declared, paid or made by the Corporation on the capital of the Corporation;

(kk)

no material labour dispute with current and former employees of the Corporation or the Subsidiary exists, or, to the knowledge of the Corporation, is imminent and to the knowledge of the Corporation, there is no existing, threatened or imminent labour disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Corporation or the Subsidiary;

(ll)

no union has been accredited or otherwise designated to represent any employees of the Corporation or any of its subsidiaries and, to the Corporation’s knowledge, no accreditation request or other representation question is pending with respect to the employees of the Corporation or its subsidiaries and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the facilities of the Corporation or its subsidiaries and none is currently being negotiated by the Corporation or any of its subsidiaries;

(mm)

other than usual and customary health and related benefit plans for employees, the Prospectus and the U.S. Prospectus disclose to the extent required by applicable Securities Laws to be disclosed in the Prospectus and the U.S. Prospectus, as applicable, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation or its subsidiaries for the benefit of any current or former director, officer, employee or consultant of the Corporation or any subsidiary, as applicable (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans, including without limitation the Employee Retirement Income Security Act of 1974;

(nn)

all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments of the Corporation and its subsidiaries have been recorded in accordance with U.S. GAAP and are reflected on the books and records of the Corporation;

(oo)

neither the Corporation nor its Subsidiary is or will be, either after receipt of payment for the Debentures or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Offering Documents, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(pp)

there are no transactions, arrangements and other relationships between and/or among the Corporation, and/or any of its affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Corporation’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the SEC’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33 8056; 34 45321; FR 61), required to be described in the Offering Documents which have not been described as required;

(qq)

to the knowledge of the Corporation, the Corporation and the Subsidiary are in compliance with health and safety laws and all laws respecting employment and employment practices, terms and conditions of employment and wages, except for such non-compliance as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; neither the Corporation nor the Subsidiary has received any written notice, report or other information regarding any actual or alleged violation of health and safety laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, the subject of which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

(rr)	other than as disclosed in the Offering Documents, neither the Corporation nor its Subsidiary has made any material loans to or guaranteed the material obligations of any person;

(ss)

except as disclosed in the Offering Documents, no action, suit, proceeding or investigation by or before any court or Governmental Authority, agency or body or any arbitrator involving the Corporation or any of its subsidiaries or its or their property is pending or, to the knowledge of the Corporation, threatened that would reasonably be expected to have a Material Adverse Effect or that would reasonably be expected to adversely affect the consummation of the transactions contemplated by the Offering Documents;

(tt)

all of the material contracts and agreements of the Corporation not made in the ordinary course of business have been disclosed in the Offering Documents and, if required under applicable Securities Laws, have or will be filed with the Securities Commissions. Neither the Corporation nor any of its subsidiaries has received any notification from any party that it intends to terminate any such material contract;

(uu)

the minute books and records of the Corporation and the Subsidiary made available to counsel for the Underwriters in connection with its due diligence investigation of the Corporation for the previous five year period contain copies of all significant proceedings of the shareholders and the boards of directors of the Corporation and the Subsidiary for such period and there have not been any other formal meetings, resolutions or proceedings of the shareholders or boards of directors of the Corporation or the Subsidiary for such period not reflected in such minute books and other records other than those which have been disclosed in writing to the Lead Underwriter or at or in respect of which no material corporate matter or business was approved or transacted;

(vv)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(ww)

the Corporation has not received any notice from the Nasdaq regarding the delisting of the Common Shares from the Nasdaq; the Corporation has not received any notice from the TSX regarding the delisting of the Common Shares from the TSX;

(xx)

except as mandated by an applicable Governmental Authority, which mandates have not materially affected the Corporation, as at the date hereof, and except as disclosed in the Offering Documents, there has been no suspension of the operations of the Corporation or the Subsidiary as a result of the novel coronavirus disease (“COVID-19”) outbreak. The Corporation has been monitoring the COVID-19 outbreak and the potential impact at all of its operations, and has implemented appropriate measures to support the wellness of its employees where the Corporation and the Subsidiary operate while continuing to operate;

(yy)

the Corporation has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Debentures;

(zz)	the Corporation is a “reporting issuer” in good standing in each of the Qualifying Jurisdictions under Canadian Securities Laws;

(aaa)

the Corporation is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus in each of the Qualifying Jurisdictions and on the date of and upon filing of the Prospectus, there will be no documents required to be filed under Canadian Securities Laws in connection with the distribution of the Debentures that will not have been filed as required;

(bbb)

the Corporation is in compliance in all material respects with its continuous and timely disclosure obligations under applicable Canadian Securities Laws and the rules and regulations of the TSX and has filed all documents required to be filed by it with the Securities Commissions under applicable Canadian Securities Laws and required to be filed by it with the SEC under the Exchange Act, and no document has been filed on a confidential basis with the Securities Commissions or under the Exchange Act that remains confidential at the date hereof, except as permitted by Securities Laws;

(ccc)

the Corporation has not completed a “significant acquisition” (as determined under NI 51-102) or filed or been required to file a Business Acquisition Report since January 1, 2019 and no proposed acquisition that would be a significant acquisition (as so defined) by the Corporation has progressed to a state where a reasonable person would believe that the likelihood of the Corporation completing the acquisition is high;

(ddd)

no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use or effectiveness of the Offering Documents or preventing the distribution of the Debentures in any Qualifying Jurisdiction nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated;

(eee)	other than the DIRTT Experience Centre located in Chicago, Illinois, neither the Corporation nor the Subsidiary owns any real property;

(fff)

with respect to each premises which is material to the Corporation or any of its subsidiaries and which the Corporation or any of its subsidiaries occupies, whether as owner or as tenant (the “Material Premises”), the Corporation or such subsidiary occupies the Material Premises and has the exclusive right to occupy and use the Material Premises and each of the leases pursuant to which the Corporation or such subsidiary occupies the Material Premises is in good standing and in full force and effect under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Corporation or such subsidiary;

(ggg)

the Corporation and the Subsidiary, as applicable, owns, leases or otherwise has the right to use all equipment and personal property, tangible and intangible, in each case which is used in the day to day operations of the business of the Corporation and the Subsidiary, as applicable, and which is necessary to conduct such business in the manner in which it is presently conducted or as proposed to be conducted, except where the failure to so own, lease or have the right to use would not have, individually or in the aggregate, a Material Adverse Effect;

(hhh)

to the knowledge of the Corporation, each of the Corporation and the Subsidiary (i) is in compliance with any and all applicable Laws (including, for greater certainty, the common law) and regulations relating to the protection of human health and safety, the environment or substances regulated by Laws, including hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all Permits or other approvals required of them under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such Permit or approval, except where such non-compliance with Environmental Laws, failure to receive required Permits or other approvals or failure to comply with the terms and conditions of such Permits or approvals would not have a Material Adverse Effect;

(iii)

neither the Corporation nor the Subsidiary have any liability in connection with the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, emission, release, threatened release, control or clean-up of any hazardous materials, except for such liabilities as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

(jjj)

the Corporation is the legal and beneficial owner of, has good and marketable title to, and owns all right, title and interest in all Corporation IP free and clear of all Liens, covenants, conditions, options to purchase and restrictions or other adverse claims or interests of any kind or nature which could have a Material Adverse Effect, and the Corporation has no knowledge of any claim of adverse ownership in respect thereof other than those for which the Corporation has been advised by counsel are without merit or would not reasonably be expected to have a Material Adverse Effect. No consent of any person is necessary to make, use, reproduce, license, sell, modify, update, enhance or otherwise exploit any Corporation IP, and none of the Corporation IP comprises an improvement to Licensed IP that would give any person any rights to the Corporation IP, including, without limitation, rights to license Corporation IP;

(kkk)

to the Corporation’s knowledge, neither the Corporation nor the Subsidiary has received any notice or claim (whether written, oral or otherwise) challenging the ownership or right to use of any of the Corporation IP or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto, nor is there a reasonable basis for any claim that any person other than the Corporation (or one of its subsidiaries) has any claim of legal or beneficial ownership or other claim or interest in any of the Corporation IP other than those for which the Corporation has been advised by counsel are without merit or would not reasonably be expected to have a Material Adverse Effect;

(lll)

all applications for registration of any Corporation IP have been properly filed and have been pursued by the Corporation or one of its subsidiaries in the ordinary course of business, and to the Corporation’s knowledge, neither the Corporation nor any of its subsidiaries has received any notice (whether written, oral or otherwise) indicating that any application for registration of Corporation IP has been finally rejected or denied by the applicable reviewing authority other than those which would not reasonably be expected to have a Material Adverse Effect;

(mmm)

to the Corporation’s knowledge, the conduct of the business of the Corporation and the Subsidiary (including, without limitation, the sale of their respective products and services, or the use or other exploitation of the Corporation IP by the Corporation, the Subsidiary or any customers, distributors or other licensees thereof) has not infringed, violated, misappropriated or otherwise conflicted with any Intellectual Property of any person;

(nnn)

neither the Corporation nor any of its subsidiaries is a party to any action or proceeding, nor, to the Corporation’s knowledge, is or has any action or proceeding been threatened that alleges that any current or proposed conduct of their respective businesses (including, without limitation, the sale of their respective products and services, or use or other exploitation of any Corporation IP by the Corporation, the Subsidiary or any customers, distributors or other licensees) has or will infringe, violate or misappropriate or otherwise conflict with any Intellectual Property of any person other than those for which the Corporation has been advised by counsel are without merit and would not reasonably be expected to have a Material Adverse Effect;

(ooo)

except as disclosed in the Offering Documents or in the Corporation’s continuous disclosure filings available on SEDAR and/or EDGAR, to the Corporation’s knowledge, no person has infringed or misappropriated, or is infringing or misappropriating, any rights of the Corporation in or to any Corporation IP, except as would not reasonably be expected to have a Material Adverse Effect;

(ppp)

the Corporation has entered into valid and enforceable written agreements pursuant to which the Corporation has been granted all licenses and permissions to use, reproduce, sub license, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required to operate the business of the Corporation as currently conducted (including, if required, the right to incorporate such Licensed IP into the Corporation IP). All license agreements in respect to Licensed IP are in full force and effect and none of the Corporation, any of its subsidiaries or to the knowledge of the Corporation, any other person, is in default of its material obligations thereunder;

(qqq)

to the extent that any of the Corporation IP is licensed or disclosed to any person (other than with respect to a customer who purchases or otherwise acquires any product or service of the Corporation or its Subsidiary), the Corporation or its Subsidiary has entered into a valid and enforceable written agreement which contains terms and conditions prohibiting the unauthorized use, reproduction, disclosure or transfer of such Corporation IP by such person. Other than such agreements that have expired in accordance with their respective terms, all such agreements are in full force and effect and none of the Corporation, any of the subsidiaries of the Corporation or to the knowledge of the Corporation, any other person, is in default of its obligations thereunder;

(rrr)

the Corporation and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and such insurance policies are in full force and effect and no notice of termination or cancellation of any such policy has been received; the Corporation has no reason to believe that it will not be able to renew the existing insurance coverage of the Corporation and the Subsidiary as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(sss)

all necessary corporate action will have been taken by or on behalf of the Corporation, including the passing of all requisite resolutions of the respective directors and/or shareholders thereof, necessary to carry out its obligations hereunder, by the Closing Time;

(ttt)

the Debentures and the Debenture Shares will be qualified investments under the Income Tax Act (Canada) and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit-sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts, subject to the limitations and qualifications set forth in the Prospectus under the heading “Eligibility for Investment”;

(uuu)	the Corporation has not withheld and will not withhold from the Underwriters prior to the Closing Time, any material facts relating to the Corporation, its Subsidiary or the Offering;

(vvv)

other than the Underwriters pursuant to this Agreement, there is no person acting or purporting to act at the request of the Corporation or any of its subsidiaries who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein; and

(www)

neither the Corporation nor the Subsidiary, nor to the knowledge of the Corporation, any director, officer, agent, employee or controlled affiliate of the Corporation or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Corruption of Foreign Public Officials Act (Canada); and the Corporation and the Subsidiary and, to the knowledge of the Corporation, its controlled affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(xxx)

neither the Corporation nor the Subsidiary, nor to the knowledge of the Corporation, any director or officer of the Corporation or the Subsidiary is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Corporation will not, directly or indirectly, use the proceeds of the offering of the Debentures contemplated hereby, or lend, contribute or otherwise make available such proceeds to any project, person or entity for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department in a manner that will result in any party to this Agreement violating or becoming the target of such sanctions;

(yyy)

the operations of the Corporation and the Subsidiary are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the applicable money laundering statutes of the jurisdictions where the Corporation and the Subsidiary conduct business (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Corporation or the Subsidiary with respect to the Money Laundering Laws is pending or, to the Corporation’s knowledge, threatened; and

(zzz)

each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the U.S. Securities Act or Section 21E of the Exchange Act) and any forward-looking information within the meaning of Section 1 of the Alberta Act contained in the Registration Statement or the Offering Documents (i) was so included by the Corporation in good faith and with reasonable basis by the Corporation of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by cautionary statements identifying factors that could cause actual results to differ materially from those in such forward looking statement. No such statement was made with the knowledge of an executive officer or director of the Corporation that is was false or misleading.

Section 8 Covenants of the Corporation

The Corporation covenants with the Underwriters that the Corporation will:

(a)

promptly provide to the Lead Underwriter, and will cause the Subsidiary to provide to the Lead Underwriter, during the period commencing on the date hereof and until completion of the distribution of the Debentures, copies of any filings made by the Corporation or the Subsidiary of information relating to the Offering with any securities exchange or any regulatory body in Canada or the United States or any other jurisdiction;

(b)

promptly provide to the Lead Underwriter and its counsel and will cause the Subsidiary to promptly provide to the Lead Underwriter and its counsel, during the period commencing on the date hereof and until completion of the distribution of the Debentures, drafts of any press releases and other public documents of the Corporation relating to the Corporation, the Subsidiary or the Offering for review by the Lead Underwriter and its counsel prior to issuance, and give the Lead Underwriter and its counsel a reasonable opportunity to provide comments on any such press release or other public document, subject to the Corporation’s timely disclosure obligations under applicable Securities Laws;

(c)	promptly inform the Lead Underwriter in writing during the period prior to the completion of the distribution of the Debentures of the full particulars of:

(i)

any material change (whether actual, anticipated, contemplated or proposed by, or threatened), financial or otherwise, in the assets, liabilities (contingent or otherwise), business, affairs, prospects, operations, cash flow or capital of the Corporation and its subsidiaries, taken as a whole;

(ii)

any material fact which has arisen or has been discovered which would have been required to have been stated in the Offering Documents had that fact arisen or been discovered on, or prior to, the date of any of the Offering Documents, as the case may be; or

(iii)

any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in any of the Offering Documents or whether any event or state of facts has occurred after the date of this Agreement, which, in any case, is of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents including as a result of any of the Offering Documents containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or misleading in the light of the circumstances in which it was made, which would result in any Offering Document not complying with applicable Securities Laws, or which would reasonably be expected to have an effect on the market price or value of the Common Shares;

(d)

advise the Lead Underwriter, promptly after receiving notice or obtaining knowledge thereof, during the period prior to the completion of the distribution of the Debentures, of: (i) the issuance by any Securities Commission, the TSX, the Nasdaq, the SEC or similar regulatory authority of any order suspending or preventing the use of any Offering Document or trading of any securities of the Corporation; (ii) the suspension of the qualification of the Debentures in any of the Qualifying Jurisdictions or in the United States; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; (iv) any requests made by any Securities Commission, the SEC or similar regulatory authority for amending or supplementing the Preliminary Prospectus, the Prospectus, the Preliminary U.S. Prospectus or the U.S. Prospectus or for additional information; or (v) the receipt by the Corporation of any material communication, whether written or oral, from any Securities Commission, the SEC or similar regulatory authority or any stock exchange, relating to the distribution of the Debentures, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

(e)

comply with Section 6.5 and 6.6 of NI 41-101 and with the comparable provisions of the other relevant Canadian Securities Laws. The Corporation will promptly prepare and file with the Securities Commissions in the Qualifying Jurisdictions any Supplementary Material which in the opinion of the Lead Underwriter and the Corporation, each acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements necessary to continue to qualify the Debentures for distribution. If the Corporation and the Lead Underwriter in good faith disagree as to whether a change, fact or event requires the filing of any Supplementary Material in compliance with Section 6.5 or Section 6.6 of NI 41-101, the Corporation will prepare and file as soon as reasonably practicable, at the request of the Lead Underwriter any Supplementary Material which, in the opinion of the Lead Underwriter, acting reasonably, may be necessary or advisable. Upon receipt of any Supplementary Material the Underwriters shall, as soon as possible, send such Supplementary Material to purchasers of the Debentures;

(f)	deliver to the Lead Underwriter prior to the filing of the Preliminary Prospectus and Prospectus, a copy thereof, signed and certified as required by the applicable Canadian Securities Laws;

(g)

advise the Lead Underwriter, as soon as reasonably practicable after receiving notice thereof, of the time when: (i) the Preliminary Prospectus, the Prospectus, any Marketing Materials and any Supplementary Material has been filed and receipts therefor (if any) have been obtained pursuant to the Canadian Securities Laws; and (ii) the U.S. Preliminary Prospectus, U.S. Prospectus, any Permitted Free Writing Prospectus and any Supplementary Material has been filed pursuant to the U.S. Securities Laws; and will provide evidence reasonably satisfactory to the Lead Underwriter of each such filing and copies of such receipts;

(h)

deliver without charge to the Underwriters, as soon as practicable, and in any event no later than noon (Calgary time) on the Business Day immediately following the date of issuance of the receipt in the case of the Prospectus, and thereafter from time to time during the distribution of the Debentures, in such cities as the Lead Underwriter shall notify the Corporation twenty-four hours before the delivery date, as many commercial copies of the Prospectus and any Supplementary Material as the Underwriters may reasonably request through the Lead Underwriter for the purposes contemplated by Canadian Securities Laws;

(i)

cause to be delivered to the Underwriters such number of commercial copies of the U.S. Preliminary Prospectus, U.S. Prospectus and any Supplementary Material required to be delivered to purchasers or prospective purchasers in the United States as the Underwriters may reasonably request through the Lead Underwriter. Each delivery of the Preliminary Prospectus, the Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus or any Supplementary Material shall constitute consent by the Corporation to the use by the Underwriters and any Selling Firm of such documents in connection with the distribution of the Debentures contemplated hereunder, subject to the provisions of applicable Law and the provisions of this Agreement. The commercial copies of the Preliminary Prospectus, Prospectus, U.S. Preliminary Prospectus, U.S. Prospectus and any Supplementary Material, shall be identical in content to the electronically transmitted versions thereof filed with the Securities Commissions on SEDAR and with the SEC on EDGAR, respectively;

(j)	use the net proceeds of the Offering in the manner specified in the Prospectus;

(k)

file or cause to be filed with the TSX and Nasdaq all necessary documents and shall take or cause to be taken all necessary steps to ensure that the Corporation has obtained all necessary approvals for the Debentures to be listed on the TSX and for the Debenture Shares to be listed on the TSX and Nasdaq, as applicable;

(l)	make available management personnel of the Corporation to provide such assistance in marketing the Offering as the Underwriters may reasonably request through the Lead Underwriter;

(m)

prior to the Closing Date, make all necessary arrangements that are within the control of the Corporation for the electronic deposit of the Offered Debentures or the Over-Allotment Debentures, as applicable, pursuant to the non-certificated issue system of CDS on the Closing Date. All fees and expenses payable to CDS and/or the Transfer Agent in connection with the electronic deposit and the fees and expenses payable to CDS and/or the Transfer Agent in connection with the initial or additional transfers as may be required in the course of the distribution of the Offered Debentures or the Over-Allotment Debentures, as applicable, shall be borne by the Corporation;

(n)

not, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any Common Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other equity securities of the Corporation for a period of 90 days from the Closing Date, without the prior written consent of the Lead Underwriter, on behalf of the Underwriters, such consent not to be unreasonably withheld, conditioned or delayed except, in the case of the Corporation: (i) pursuant to acquisitions, subject to any selling shareholder who receives securities from the Corporation being locked up for a period of at least 90 days from the Closing Date; (ii) to satisfy existing instruments already issued as of the date hereof; (iii) in conjunction with deferred shares pursuant to the Corporation’s deferred share plan; (iv) in conjunction with awards under the Corporation’s long term incentive plan or any withholdings related thereto; (v) to satisfy obligations under the Corporation’s dividend reinvestment plan or deferred share plan or employee share purchase plan; or (vi) under any rights plan adopted from time to time by the Corporation, for a period of 90 days from the Closing Date, without the prior consent of the Lead Underwriter, on behalf of the Underwriters, such consent not to be unreasonably withheld, conditioned or delayed;

(o)

if, at any time when a prospectus relating to the Debenture is required to be delivered under the U.S. Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the U.S. Prospectus to comply with the U.S. Securities Act or the rules thereunder, the Corporation promptly will (i) notify the Lead Underwriter of any such event; (ii) prepare and file with the SEC an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented U.S. Prospectus to the Underwriters in such quantities as the Lead Underwriter may reasonably request, on behalf of the Underwriters;

(p)

advise the Lead Underwriter promptly, confirming such advice in writing, of any request by the SEC for amendments or supplements to the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the SEC should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus, and to provide the Lead Underwriter and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Lead Underwriter shall object in writing;

(q)

subject to Section 8(p) hereof, file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Corporation with the SEC in order to comply with the Exchange Act for so long as a prospectus is required by the U.S. Securities Act to be delivered (whether physically or through compliance with Rule 172 under the U.S. Securities Act or any similar rule) in connection with any sale of Debentures; and to provide the Lead Underwriter, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Lead Underwriter shall have reasonably objected in writing; and to promptly notify the Lead Underwriter of such filing;

(r)

to advise the Lead Underwriter promptly of the happening of any event within the period during which a prospectus is required by the U.S. Securities Act to be delivered (whether physically or through compliance with Rule 172 under the U.S. Securities Act or any similar rule) in connection with any sale of Debentures, which event could require the making of any change in the U.S. Prospectus then being used so that the U.S. Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Lead Underwriter promptly if, during such period, it shall become necessary to amend or supplement the U.S. Prospectus to cause the U.S. Prospectus to comply with the requirements of the U.S. Securities Act, and, in each case, during such time, subject to Section 8(p) hereof, to prepare and furnish, at the Corporation’s expense, to the Underwriters promptly such amendments or supplements to such U.S. Prospectus as may be necessary to reflect any such change or to effect such compliance;

(s)

make generally available to its security holders, and to deliver to the Lead Underwriter, an earnings statement of the Corporation (which will satisfy the provisions of Section 11(a) of the U.S. Securities Act including by reason of Rule 158 thereunder) covering a period of twelve (12) months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the U.S. Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(t)

furnish to the Lead Underwriter copies of the Registration Statement, as initially filed with the SEC, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing, as may reasonably be requested (other than exhibits) for distribution of a copy to each of the other Underwriters;

(u)

if immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered Debentures remain unsold by the Underwriters, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Offered Debentures, in a form satisfactory to the Lead Underwriter and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Corporation will take all other action necessary or appropriate to permit the public offering and sale of the Offered Debentures to continue as contemplated in the then expired registration statement relating to the Offered Debentures. References herein to the Registration Statement shall include such new shelf registration statement;

(v)	comply with Rule 433(d) under the U.S. Securities Act (without reliance on Rule 164(b) under the U.S. Securities Act) and with Rule 433(g) under the U.S. Securities Act;

(w)

not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Debentures by means of any “prospectus” (within the meaning of the U.S. Securities Act), or use any “prospectus” (within the meaning of the U.S. Securities Act) in connection with the offer or sale of the Debentures, in each case other than the Preliminary Prospectus, the Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus; and

(x)

promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, such further acts, documents and things for the purpose of giving effect to this Agreement and the transactions contemplated by the Preliminary Prospectus, the Prospectus, the U.S. Preliminary Prospectus and the U.S. Prospectus.

Section 9 Additional Documents upon Filing of the Prospectus

The Underwriters’ obligations under this Agreement to purchase the Offered Debentures and, if applicable, the Over-Allotment Debentures, are conditional upon, in addition to the conditions referred to elsewhere in this Agreement, the receipt by the Underwriters concurrently with the filing of the Prospectus, and any amendment thereto:

(a)

the Underwriters receiving, concurrently with the filing of the Prospectus, and any amendment thereto, a comfort letter dated the date of the Prospectus and the U.S. Prospectus or any amendments thereto, as applicable, from the auditors of the Corporation, addressed to the Underwriters and to the board of directors of the Corporation in form and substance satisfactory to the Lead Underwriter, acting reasonably, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained in the Prospectus and the U.S. Prospectus or any amendment, as applicable, and matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus to a date not more than two Business Days prior to the date of such letter;

(b)	similar comfort letters and opinions shall be delivered to the Underwriters with respect to any Supplementary Material concurrently with the execution of such Supplementary Material;

(c)

prior to the filing of the Prospectus, copies of correspondence indicating that the application for the listing and posting for trading on the TSX of the Debentures and the Debenture Shares has been conditionally approved, subject only to satisfaction by the Corporation of customary post-closing conditions imposed by the TSX; and

(d)	prior to filing the Prospectus, copies of correspondence indicating that the listing of the Debenture Shares on the Nasdaq has been conditionally approved, subject only to official notice of issuance.

Section 10 Closing

The purchase and sale of the Offered Debentures shall be completed at the Closing Time electronically or at such place as the Lead Underwriter (on behalf of the Underwriters) and the Corporation may agree. At the Closing Time, the Corporation shall cause the Transfer Agent to electronically deposit the Offered Debentures to CDS or its nominee on behalf of the Underwriters registered in the name of “CDS & Co.” or in such other name or names as the Underwriters, through the Lead Underwriter, may notify the Corporation in writing not less than 24 hours prior to the Closing Time to be held by CDS as a non-certificated inventory in accordance with the rules and procedures of CDS, against payment by the Underwriters to the Corporation, at the direction of the Corporation, as applicable, of the aggregate purchase price for the Offered Debentures less an amount equal to the Underwriting Fee and a reasonable estimate of the out-of-pocket fees and expenses of the Underwriters and their counsel payable pursuant to Section 14, by wire transfer, or if permitted by applicable Law, certified cheque or bank draft, in Canadian currency payable at par in Calgary, Alberta, together with a receipt signed by the Lead Underwriter (on behalf of the Underwriters) for such electronic deposit and/or, if applicable, definitive certificate(s) and for receipt of the Underwriting Fee and such estimated expenses. As soon as practicable following the Closing Time, the Underwriters shall submit an invoice with respect to the actual reasonable out of-pocket fees and expenses of the Underwriters and their counsel payable by the Corporation pursuant to Section 14. In the event that the actual reasonable out-of-pocket fees and expenses of the Underwriters and their counsel payable by the Corporation is less than the estimated amount thereof paid to the Underwriters on Closing, the Underwriters shall reimburse the Corporation for the amount of such difference. In the event that the actual reasonable out-of-pocket fees and expenses of the Underwriters and their counsel payable by the Corporation is greater than the estimated amount thereof paid to the Underwriters on Closing, the Corporation shall promptly pay the amount of such difference to the Underwriters.

Section 11 Over-Allotment Option

(a)

The Corporation hereby grants to the Underwriters, for the purpose of covering over-allotments, if any, or for market stabilization purposes, the Over-Allotment Option to purchase the Over-Allotment Debentures.

The Over-Allotment Option is exercisable in whole or in part at any time or times on or before 5:00 p.m. (Calgary time) on the date that is 30 days following the Closing Date. For greater certainty, the Underwriters shall be paid the Underwriting Fee in respect of the sale of any Over-Allotment Debentures purchased pursuant to the exercise of the Over-Allotment Option. The Lead Underwriter, on behalf of the Underwriters, may exercise the Over-Allotment Option from time to time, in whole or in part, during the currency thereof by delivering written notice to the Corporation (the “Over-Allotment Notice”) specifying the number of Over-Allotment Debentures which the Underwriters wish to purchase. If the Underwriters exercise the Over-Allotment Option, the Underwriters shall, on the Closing Date of the Over-Allotment Option, which shall be a date that is not less than three Business Days and not more than five Business Days after the date of the Over-Allotment Notice (such day to be specified by the Lead Underwriter, on behalf of the Underwriters, in their sole discretion), pay to the Corporation (or as they may otherwise direct), as applicable, the aggregate purchase price for the Over-Allotment Debentures so purchased by wire transfer, certified cheque or bank draft in Canadian currency against electronic delivery of the Over-Allotment Debentures purchased, to CDS or its nominee on behalf of the Underwriters registered in the name of “CDS & Co.” or in such other name as the Lead Underwriter may direct to be held by CDS as a non-certificated inventory in accordance with the rules and procedures of CDS. The applicable terms, conditions and provisions of this Agreement (including, without limitation, the provisions of Section 5 relating to closing deliveries unless otherwise agreed to by the Lead Underwriter and the Corporation) shall apply mutatis mutandis to the issuance of any Over-Allotment Debentures pursuant to any exercise of the Over-Allotment Option.

(b)

In the event that the Corporation shall subdivide, consolidate, reclassify or otherwise change its Debentures during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the exercise price and to the number of Over-Allotment Debentures issuable on exercise thereof such that the Underwriters are entitled to arrange for the sale of the same number and type of securities that the Underwriters would have otherwise arranged for had they exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

Section 12 Termination Rights

(a)

All terms and conditions set out herein shall be construed as conditions and any breach or failure by the Corporation to comply with any such conditions in favour of the Underwriters in any material respect shall entitle the Underwriters (or any of them) to terminate their obligations under this Agreement by written notice to that effect given to the Corporation prior to the Closing Time.

(b)

The Corporation shall use its commercially reasonable efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on an Underwriter, any such waiver or extension must be in writing and signed by such Underwriter.

(c)

In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act or non-compliance with the terms of this Agreement, any Underwriter shall be entitled, at its option, to terminate and cancel, without any liability on such Underwriter’s part, its obligations under this Agreement to purchase the Offered Debentures, and, if applicable, the Over-Allotment Debentures, by giving written notice to the Corporation (with a copy to the other Underwriters) at any time at or prior to the Closing Time:

(i)

any inquiry, action, suit, investigation (whether formal or informal) or other proceeding is instituted, announced or threatened or any order is issued under or pursuant to any relevant statute or policy or made by any federal, provincial, state or other governmental authority, commission, board, bureau, agency or instrumentality (including without limitation the TSX, Nasdaq or any securities regulatory authority) in relation to the Corporation or any of its material subsidiaries, or there is any change in law, regulation or policy, or the interpretation or administration thereof, or there is a general moratorium on banking activities in the United States or Canada declared by relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services, which, in any such cases, in the opinion of any of the Underwriters, acting reasonably, operates to impact, suspend, restrict, inhibit, prevent or otherwise adversely impact the distribution or trading of the Debentures or the Common Shares;

(ii)

if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe, war or, act of terrorism or plague of national or international consequence, including by way of COVID-19 only to the extent that there are material adverse developments related thereto after the date hereof, or a new or change in any law or regulation which, in the opinion of any Underwriter, acting reasonably, seriously adversely affects, or will seriously adversely affect, the financial markets or the business, operations or affairs of the Corporation and its subsidiaries, taken as a whole;

(iii)

there should occur, be discovered by the Underwriters or be announced by the Corporation, any material change, a new material fact or a change in any material fact in the condition (financial or otherwise), earnings, business, affairs or business prospects of the Corporation (on a consolidated basis) which, in the opinion of any of the Underwriters, acting reasonably, has or could be reasonably expected to have a significant adverse effect on the market price or value of the Common Shares or could reasonably be expected to result in the purchasers of a material amount of Debentures exercising their rights under applicable Securities Laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof; or

(iv)	DIRTT is in breach or failed to comply in all material respects with the terms and conditions of this Agreement.

(d)

The rights of termination contained in this Section 12 as may be exercised by the Underwriters, or any of them, are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement. Notwithstanding the foregoing sentence, in the event of any such termination, there shall be no further liability on the part of such terminating Underwriter to the Corporation or on the part of the Corporation to such Underwriter except in respect of any liability which may have arisen prior to or which may arise after such termination under Sections 13 and 14. A notice of termination given by an Underwriter under this Section 12 shall not be binding upon any other Underwriter.

Section 13 Indemnification and Contribution

(a)

The Corporation agrees to indemnify and hold harmless each of the Underwriters and their respective affiliates and subsidiaries and the respective directors, officers, partners, agents, employees and advisors (each an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel and other reasonable expenses incurred in connection with any claim, action, suit, proceeding or investigation or in enforcing this indemnity, that may be incurred in advising with respect to and/or defending any claim that may be made against any Indemnified Party (collectively the “Claims”) to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon: (i) any untrue statement or alleged untrue statement of material fact contained in the information (whether written or oral) provided to any prospective investor by or (with the approval of the Corporation) on behalf of the Corporation in connection with the Offering or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except in each case, any Underwriters’ Information; or (ii) the performance of professional services rendered to the Corporation by the Indemnified Parties hereunder or otherwise in connection with the matters referred to in this Agreement; provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that with respect to (ii) above:

(i)

any of the Indemnified Parties has been grossly negligent or dishonest or have committed any fraudulent act or act of wilful misconduct in the course of such performance, or has breached any material provision of this Agreement; and

(ii)

the expenses, losses, claims, damages or liabilities as to which indemnification is claimed were caused by such gross negligence, dishonesty, wilful misconduct or fraud or by such breach of any material provision of the attached letter agreement.

(b)

If for any reason the foregoing indemnification is unavailable to any of the Indemnified Parties or insufficient to hold any of the Indemnified Parties harmless, then the Corporation and Underwriters shall contribute to the aggregate of such losses, claims, costs, damages, expenses or liabilities (except loss of profit) of the nature contemplated in the foregoing indemnification and suffered or incurred by the Indemnified Parties in such proportions as is appropriate to reflect not only the relative benefits secured by the Corporation on one hand and the Underwriters on the other hand but also the relative fault of such respective parties as well or any relevant equitable consideration, provided that, in no event, shall the Underwriters be responsible for any amount in excess of the amount of the fees actually received by them. In the event that the Corporation may be entitled to contribution from the Underwriters under the provisions of any statute or law, the Corporation shall be limited to contribution in any amount not exceeding the lesser of the portion of the amount of losses, claims, costs, damages, expenses and liabilities giving rise to such contribution for which the Underwriters are responsible and the amount of the fees received by the Underwriters.

(c)

Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against the other party under this provision, notify such party from whom contribution may be sought. In no case shall such party, from whom contribution may be sought, be liable under this agreement unless such notice has been provided, but the omission or delay to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this provision, or from the obligation to contribute, except and only to the extent that such omission or delay materially prejudices the ability to defend the claim, action, suit or proceeding. The right of contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

(d)

The Corporation agrees that in case any Claims shall be brought against the Corporation and/or Indemnified Parties by any Governmental Authority, or any such Governmental Authority shall investigate the Corporation and/or any of the Indemnified Parties shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Corporation by the Indemnified Parties; the Corporation shall be entitled but not obligated to participate in or assume the defense thereof; provided however, that the defense shall be through legal counsel acceptable to the Underwriters, acting reasonably. In addition, any of the Indemnified Parties shall also have the right to employ separate counsel in any such action and participate in the defense thereof, and the reasonable fees of such counsel shall be borne by the Indemnified Parties unless:

(i)	the employment of separate counsel has been specifically authorized in writing by the Corporation;

(ii)

the Indemnified Parties have been advised by a written opinion of counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests; or

(iii)	the Corporation has failed, within a reasonable period of time after receipt of notice, to assume the defense of such Claim;

provided that the Corporation shall not be required to assume the fees and expenses of more than one additional counsel on behalf of all Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent to be properly considered and not to be unreasonably withheld.

(e)

Promptly after receipt of notice of the commencement of any Claim against any Indemnified Party or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, the Underwriters will notify the Corporation in writing of the commencement thereof and, throughout the course thereof will provide copies of all relevant documentation to the Corporation, will keep the Corporation advised of all discussions and significant actions proposed in respect thereof, provided that any failure or delay in so notifying shall not relieve the Corporation of any liability which it may have to any indemnified party except and only to the extent that such failure materially prejudices the ability to defend the legal proceeding.

(f)

The indemnity and contribution obligations of the Corporation pursuant to this Section 13 shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to all Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation and any of the Indemnified Parties. The rights and obligations contained in this Section 13 shall survive the completion of professional services rendered under this Agreement or any termination of this Agreement.

Section 14 Expenses

The Corporation will be responsible for all expenses related to the Offering, whether or not the Offering is completed, including, but not limited to, the fees and disbursements of the Corporation’s legal counsel, the reasonable fees and disbursements of the Underwriters’ Canadian and United States legal counsel, the reasonable fees and disbursements of accountants and auditors the expenses related to road-shows and marketing activities, printing costs, filing fees, stock exchange fees, the reasonable out-of-pocket expenses of the Underwriters and taxes on all of the foregoing. The Underwriters’ expenses may be deducted by the Underwriters from the gross proceeds of the Offering payable to the Corporation immediately prior to those proceeds being distributed to the Corporation and such Underwriters’ expenses will be payable by the Corporation to the Lead Underwriter, on behalf of the Underwriters, at the Closing Time in accordance with Section 13 or upon receipt of an invoice from the Underwriters in respect thereof.

Section 15 Obligations of Underwriters to be Several

(a)

Subject to the terms and conditions of this Agreement, the obligation of the Underwriters to purchase the Offered Debentures and, if applicable, the Over-Allotment Debentures, shall be several (and not joint or joint and several) and shall be as to the following percentages:

National Bank Financial Inc.	72.5%
Craig-Hallum Capital Group LLC	10.0%
Raymond James Ltd.	10.0%
Paradigm Capital Inc.	7.5%

100%

(b)

If an Underwriter (a “Refusing Underwriter”) fails to purchase its applicable percentage of the Offered Debentures or Over-Allotment Debentures (each, “Defaulted Securities”) which that Underwriter has agreed to purchase under this Agreement (other than in accordance with Section 12 hereof), the remaining Underwriters (the “Continuing Underwriters”) shall have the right, but shall not be obligated, to purchase all but not less than all, of the Defaulted Securities pro rata according to the number of Offered Debentures or Over-Allotment Debentures to have been acquired by the Continuing Underwriters under this Agreement or in the proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made and the number of Defaulted Securities to be purchased by the Refusing Underwriter does not exceed 10% of the Offered Debentures or Over-Allotment Debentures, as applicable, the Continuing Underwriters will be obligated to purchase the Defaulted Securities on the terms set out in this Agreement in proportion to their obligations under this Agreement; however, the Continuing Underwriters will not be required to purchase the Defaulted Securities if the Refusing Underwriter, or any of the Continuing Underwriters exercise or have exercised its or their termination rights pursuant to Section 12 hereof. Subject to the immediately preceding sentence, if the number of Defaulted Securities is greater than 10% of the Offered Debentures or Over-Allotment Debentures, as applicable, the Continuing Underwriters will not be obligated to purchase the Defaulted Securities and, if the Continuing Underwriters do not elect to purchase the Defaulted Securities:

(i)	the Continuing Underwriters will not be obligated to purchase any of the Offered Debentures or Over-Allotment Debentures, as applicable;

(ii)	the Corporation will not be obligated to sell less than all of the Offered Debentures or Over-Allotment Debentures, as applicable; and

(iii)

the Corporation will be entitled to terminate its obligations under this Agreement, in which event there will be no further liability hereunder on the part of the Corporation or the Continuing Underwriters, except pursuant to the provisions of Section 13, Section 14 and Section 15.

(c)	No action taken pursuant to this section shall relieve any Refusing Underwriter from responsibility in respect of its default to the Corporation or to any Continuing Underwriter.

(d)

Nothing in this Agreement shall oblige any U.S. Affiliate of any of the Underwriters to purchase the Debentures. Any United States broker dealer who makes any offers or sales of the Debentures to United States persons will do so solely as an agent for an Underwriter.

Section 16 Action by Underwriters

All steps which must or may be taken by the Underwriters in connection with this Agreement resulting from the Corporation’s acceptance of this offer, with the exception of the matters contemplated by Section 12 and Section 13 may be taken by the Lead Underwriter on behalf of itself and the other Underwriters and the acceptance of this offer by the Corporation shall constitute the Corporation’s authority for accepting notification of any such steps from, and for delivering the definitive documents in respect of the Offering to, or to the order of, the Lead Underwriter.

Section 17 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. In the event of any dispute regarding the Agreement, the parties hereto submit to the non-exclusive jurisdiction of the courts of the Province of Alberta.

Section 18 Survival of Warranties, Representations, Covenants and Agreements

Except as expressly set out herein, all warranties, representations, covenants and agreements of the Corporation and the Underwriters herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase by the Underwriters of the Debentures and shall continue in full force and effect for the benefit of the Underwriters or the Corporation, as the case may be, regardless of the Closing of the sale of the Debentures, any subsequent disposition of the Debentures by the Underwriters or the termination of the Underwriters’ obligations under this Agreement for a period ending on the date that is three years following the Closing Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in accordance with the preparation of the Offering Documents or the distribution of the Debentures or otherwise, and the Corporation agrees that the Underwriters shall not be presumed to know of the existence of a claim against the Corporation under this Agreement or any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Debentures as a result of any investigation made by or on behalf of the Underwriters in accordance with the preparation of the Offering Documents or the distribution of the Debentures or otherwise. Notwithstanding the foregoing, the provisions contained in this Agreement in any way related to indemnification or contribution obligations shall survive and continue in full force and effect, indefinitely.

Section 19 Notices

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by email or other electronic delivery to such other party as follows:

(i)	to the Corporation at:

DIRTT Environmental Solutions Ltd.

7303 – 30th Street SE

Calgary, Alberta T2C 1N6

Attention:       Geoffrey Krause

Email:

with a copy (but not as notice) to:

Bennett Jones LLP

4500 Bankers Hall East

855 2 Street SW

Calgary, Alberta T2P 4K7

Attention:       Harinder S. Basra

Email:

with a copy (but not as notice) to:

Vinson & Elkins LLP

2001 Ross Avenue

Suite 3900

Dallas, TX 75201

Attention:       Robert L. Kimball

Email:

(ii)	to the Lead Underwriter or the Underwriters at:

National Bank Financial Inc.

130 King Street West, Suite 3200

Toronto, Ontario M5X 1J9

Attention:       Petar Zelic

Email:

with a copy (but not as notice) to:

Goodmans LLP

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention:       Allan Goodman

Email:

with a copy (but not as notice) to:

Dorsey & Whitney LLP

161 Bay Street, Suite 4310

Toronto, Ontario, M5J 2S1

Attention:       Richard Raymer

Email:

or at such other address or email as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if email, on the same Business Day such notice or other communication has been sent.

Section 20 Counterpart Signature

This Agreement may be executed in one or more counterparts (including counterparts by facsimile or by other means of electronic transmission) which, together, shall constitute an original copy hereof as of the date first noted above.

Section 21 Enforceability

To the extent permitted by applicable law, the invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

Section 22 Successors and Assigns

The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Corporation and the Underwriters and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

Section 23 Entire Agreement; Time of the Essence

This Agreement, including Schedule “A” and Schedule “B” hereto, constitutes the entire agreement between the Underwriters and the Corporation relating to the subject matter hereof and supersedes all prior agreements between the Underwriters and the Corporation (including, for greater certainty, the Engagement Letter) and time shall be of the essence hereof.

Section 24 Market Stabilization

In connection with the distribution of the Debentures, the Underwriters may affect transactions which stabilize or maintain the market price of the Debentures at levels other than those which might otherwise prevail in the open market, but in each case as permitted by applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Underwriters at any time.

Section 25 Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

Section 26 Relationship of the Underwriters

In performing their respective obligations under this Agreement, the Underwriters shall be acting severally and not jointly and severally. Nothing in this agreement is intended to create any relationship in the nature of a partnership, or joint venture between the Underwriters.

Section 27 No Fiduciary Duty

The Corporation hereby acknowledges that (a) the purchase and sale of the Debentures pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principals and not as an agents or fiduciaries of the Corporation, and (c) the engagement of the Underwriters by the Corporation in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Corporation agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Corporation on related or other matters). The Corporation agrees that it will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Corporation in connection with such transaction or the process leading thereto.

Section 28 Relationship with TMX Group Limited

National Bank Financial Inc., or an affiliate thereof, owns or controls an equity interest in TMX Group and may have a nominee director serving on the TMX Group’s board of directors. As such, National Bank Financial Inc. may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service

Section 29 English Language

The parties have expressly required this Agreement and all other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties ont expressément demandé que la présente convention ainsi que tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

[Balance of Page Intentionally Left Blank]

If this offer accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier one originally executed copy to the Underwriters.

Yours very truly,

NATIONAL BANK FINANCIAL INC.

Per:	/s/ Petar Zelic
Authorized Signing Officer

CRAIG-HALLUM CAPITAL GROUP LLC

Per:	/s/ Rick Hartfiel
Authorized Signing Officer

RAYMOND JAMES LTD.

Per:	/s/ Jimmy Leung
Authorized Signing Officer

PARADIGM CAPITAL INC.

Per:	/s/ Kevin O’Flaherty
Authorized Signing Officer

The foregoing is hereby accepted and agreed to by the undersigned as of the date first written above.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Per:	/s/ Geoffrey Krause
Chief Financial Officer

SCHEDULE “A”

PERMITTED FREE WRITING PROSPECTUSES

1.

The term sheet for DIRTT Environmental Solutions Ltd. Bought Deal Public Offering of Convertible Debentures attached to this Schedule “A” and filed with the SEC pursuant to Rule 433 under the U.S. Securities Act on November 15, 2021;

2.	The Preliminary Prospectus; and

3.	The Prospectus.

DIRTT Environmental Solutions Ltd.

TERM SHEET

November 15, 2021

The securities described in this term sheet will be offered by way of a short form prospectus in all of the provinces of Canada, excluding Quebec. A preliminary short form prospectus containing important information relating to the securities described in this term sheet has not yet been filed with the applicable Canadian securities regulatory authorities in each such province. A copy of the preliminary short form prospectus is required to be delivered to any investor that received this term sheet and expressed an interest in acquiring the securities. Copies of the preliminary short form prospectus may be obtained from National Bank Financial Inc. (130 King Street West, Suite 3200, Toronto, ON M5X 1J9). There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued. This term sheet does not provide full disclosure of all material facts relating to the securities offered. Investors should read the preliminary short form prospectus, final short form prospectus and any amendment, for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

A prospectus supplement (the “Prospectus Supplement”) to the base shelf prospectus dated January 6, 2021 will also be filed with the Securities and Exchange Commission (“SEC”) in the United States and will contain important information relating to the securities described in this term sheet. The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed and will file with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, as supplemented, if you request it by contacting National Bank Financial Inc. by phone at (416)-869-6534 or email at ECM-Origination@nbc.ca.

Issuer:	DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”).

Offering:	Treasury offering (the “Offering”) of Convertible Unsecured Subordinated Debentures (the “Debentures”).

Issue Price:	C$1,000 per Debenture (the “Issue Price”).

Gross Proceeds:	C$35,000,000 (C$40,250,000 assuming the Over-Allotment Option is exercised in full).

Over-Allotment Option:	The Company has granted the Underwriters an over-allotment option (the “Over-Allotment Option”), to purchase at the Issue Price up to 15% of the Offering for additional gross proceeds to the Company of up to C$5,250,000, exercisable in whole or in part up to 30 days after the Closing Date of the Offering, solely to cover the Underwriters’ over-allocation position.

Use of Proceeds:	The Company intends to use a portion of the net proceeds of the Offering, together with cash reserves on hand, to fund its anticipated 2022 capital expenditure program of approximately US$7.0 million, comprised of approximately US$2.5 million related to refreshes of DIRTT Experience Centers, continued enhancement of the Company’s customer relationship management system and website redesign, approximately US$2.5 million on software development and approximately US$2.0 million on manufacturing and other capital upgrades. The remaining net proceeds of the Offering are expected to be used, initially, to support the continued funding of the Company’s manufacturing and commercial activities as the COVID-19 pandemic recovery occurs, and to provide incremental liquidity to support the Company’s operations and growth objectives.

Coupon:	6.25% per annum from the Closing Date, payable semi-annually in arrears on the last day of June and December of each year commencing on June 30, 2022 until the Maturity Date of the Debentures. The first payment will include accrued and unpaid interest for the period from the Closing Date to, but excluding, June 30, 2022.

Maturity Date:	December 31, 2026.

Conversion:	The Debentures will be convertible into fully paid and non-assessable freely tradeable common shares of the Company (“Common Shares”), at the option of the holder, at any time prior to the close of business on the earlier of the last business day immediately preceding the Maturity Date and the last business day immediately preceding the date specified by the Company for redemption of the Debentures at a conversion price of C$4.20 per Common Share (the “Conversion Price”), being a ratio of approximately 238.0952 Common Shares per C$1,000 principal amount of Debentures. The Conversion Price represents a conversion premium of approximately 35% to the closing price of the Common Shares on November 15, 2021. Holders converting their Debentures will receive accrued and unpaid interest thereon to but excluding the date of conversion.

Dividend Adjustment and Anti-Dilution:

Dividend Adjustment: The conversion right will be subject to standard anti-dilution provisions, including an adjustment to the Conversion Price for any cash or stock dividends or distributions paid to holders of Common Shares.

Anti-Dilution: The Conversion Price will also be subject to standard anti-dilution adjustments upon, inter alia, share consolidations, share splits, spin-off events, rights issues and reorganizations.

The indenture governing the Debentures will provide such other adjustments as are standard for unsecured subordinated convertible debenture offerings.

Redemption:	The Debentures will not be redeemable before December 31, 2024. On or after December 31, 2024 and prior to December 31, 2025, the Company may at its option redeem Debentures, in whole or in part from time to time, at par plus accrued and unpaid interest, if any, to but excluding the date of redemption, provided that the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange (“TSX”) for the 20 consecutive trading days ending five trading days preceding the date on which notice of redemption is given is not less than 125% of the Conversion Price. On or after December 31, 2025, the Company may at its option redeem the Debentures, in whole or in part from time to time, at par plus accrued and unpaid interest, if any, to but excluding the date of redemption. The Company shall provide not more than 60 nor less than 30 days’ prior notice of redemption.

Payment upon Redemption or Maturity:	The Company has the option to satisfy its obligation to repay the principal amount of the Debentures, in whole or in part, plus accrued and unpaid interest, due upon redemption or on the Maturity Date, upon at least 30 days’ and not more than 60 days’ prior notice, by delivering that number of freely tradable Common Shares obtained by dividing the principal amount of the Debentures, plus accrued and unpaid interest, by 95% of the Current Market Price (as defined below) on the date of redemption or the Maturity Date, as applicable.

Current Market Price:	Current Market Price is defined as the volume weighted average trading price of the Common Shares on the TSX for the 20 consecutive trading days ending five trading days prior to the applicable date.

Restriction on Share Redemption Right or Maturity Right:

The Company shall not, directly or indirectly (through a subsidiary or otherwise) undertake or announce any rights offering, issuance of securities, subdivision of the Common Shares, dividend or other distribution on the Common Shares or any other securities, capital reorganization, reclassification or any similar type of transaction in which:

(a) the number of securities to be issued;

(b) the price at which securities are to be issued, converted or exchanged; or

(c) any property or cash that is to be distributed or allocated,

is in whole or in part based upon, determined in reference to, related to or a function of, directly or indirectly: (i) the exercise or potential exercise of the right to issue Common Shares on redemption or maturity of the Debentures; or (ii) the Current Market Price determined in connection with the exercise or potential exercise of the right to issue Common Shares on redemption or maturity of the Debentures.

Change of Control:

Upon a change of control involving the acquisition of voting control over 66 2/3% or more of the then outstanding Common Shares, or by the sale or other transfer of all or substantially all of the Company’s consolidated assets, excluding a sale, merger, reorganization or other similar transaction if the previous holders of the Common Shares hold at least 66 2/3% of the voting control in such merged, reorganized or other continuing entity (“Change of Control”), the Company shall be required to purchase in cash any Debentures then outstanding tendered by any Debenture holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest.

Additionally, if a Change of Control occurs in which 10% or more of the consideration for the Common Shares in the transaction or transactions constituting a Change of Control consists of: (i) cash; (ii) equity securities that are not traded or intended to be traded immediately following such transactions on a recognized stock exchange; or (iii) other property that is not traded or intended to be traded immediately following such transactions on a recognized stock exchange, then, subject to regulatory approvals, during the period beginning ten trading days before the anticipated date on which the Change of Control becomes effective and ending 30 days after the Change of Control purchase offer is delivered, holders of Debentures will be entitled to convert their Debentures and, subject to certain limitations, receive, in addition to the number of Common Shares they would otherwise be entitled to receive, an additional number of Common Shares per C$1,000 principal amount of Debentures as set forth in the indenture governing the Debentures.

Interest Payment Election:	The Company may elect, from time to time (including following conversion, at the time of redemption or at the time of maturity), subject to applicable regulatory approval and provided the Company is not in default under the indenture governing the Debentures, to satisfy the Company’s obligation to pay interest on the Debentures: (i) in cash; (ii) by delivering sufficient Common Shares to the Debenture Trustee for sale, to satisfy the Company’s obligation to pay interest, in which event holders of the Offered Debentures will be entitled to receive a cash payment equal to the interest payable from the proceeds of the sale of such Common Shares; or (iii) any combination of (i) and (ii) above.

Ranking:	The Debentures will be direct unsecured obligations of the Company ranking subordinate to all liabilities, except liabilities which by their terms rank in right of payment equally with or subordinate to the Debentures. The Debentures will rank pari passu with all subordinate debentures issued by the Company.

Form of Offering:	Bought deal public offering by way of short form prospectus to be filed in all provinces of Canada, excluding Quebec, and U.S. prospectus supplement to the Company’s shelf registration statement in the United States.

Purchase for Cancellation:	The Company may purchase Debentures for cancellation in the market or by tender or private contract at any time, subject to applicable regulatory requirements.

Form of Underwriting:	Bought deal, subject to a mutually acceptable underwriting agreement containing “disaster out”, “regulatory out”, “material adverse change out” and other termination rights in favour of the Underwriters in a form customarily found in underwriting agreements, in each case running to Closing.

Listing:	An application will be made to list the Debentures, and the Common Shares issuable upon conversion, redemption or maturity of the Debentures, on the TSX. The Common Shares issuable upon conversion, redemption or maturity of the Debentures will also be listed on the Nasdaq. The outstanding Common Shares are listed on the TSX under the symbol “DRT” and on Nasdaq under the symbol “DRTT”.

Eligibility:	Eligible for RRSPs, RRIFs, RESPs, RDSPs, DPSPs and TFSAs.

Bookrunner:	National Bank Financial Inc.

Commission:	Commission of 4.00% of the gross proceeds from the issue and sale of Convertible Debentures will be owed in full upon Closing.

Closing Date[1]:	On or about December 1, 2021.

[1]

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Debentures on the date of pricing will be required, by virtue of the fact that the Debentures initially will settle in T+11, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

SCHEDULE “B”

FORM OF LOCK-UP AGREEMENT

December 1, 2021

National Bank Financial Inc.

on behalf of the Underwriters

named in the within-mentioned

Underwriting Agreement

c/o National Bank Financial Inc.

130 King Street West, Suite 3200

Suite 3200, Exchange Tower,

Toronto, ON M5X 1J9

Ladies and Gentlemen:

The undersigned director or senior officer of DIRTT Environmental Solutions Ltd. (the “Corporation”), understands that an underwriting agreement (“Underwriting Agreement”) dated as of November 19, 2021 has been executed and delivered by the Corporation and National Bank Financial Inc. (“NBF”), together with Craig-Hallum Capital Group LLC, Raymond James Ltd. and Paradigm Capital Inc. (collectively, the “Underwriters”), whereby the Underwriters agreed to offer convertible unsecured subordinated debentures of the Corporation for sale on an underwritten basis (the “Offering”). The execution and delivery by the undersigned of this agreement (“Lock-Up Agreement”) is a condition to the closing of the Offering.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees not to, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any common shares of the Corporation or securities convertible into, exchangeable for, or otherwise exercisable to acquire common shares or other equity securities of the Corporation (collectively, the “Locked-Up Securities”), for a period of 90 days from the “Closing Date” as defined in the Underwriting Agreement (the “Lock-Up Period”), without the prior consent of NBF, such consent not to be unreasonably withheld.

Notwithstanding anything to the contrary contained in this Lock-Up Agreement, during the Lock-Up Period, the undersigned may, without the consent of NBF: (i) transfer, sell or tender any or all of the Locked-Up Securities pursuant to a take-over bid (as defined in the Securities Act (Alberta)) or any other transaction, including, without limitation, a merger, arrangement or amalgamation, involving a change of control of the Corporation (provided that all Locked-Up Securities not transferred, sold or tendered remain subject to this undertaking) and provided further that it shall be a condition of transfer that if such take-over bid or other transaction is not completed, any Locked-Up Securities subject to this undertaking shall remain subject to the restrictions in this Lock-Up Agreement; (ii) transfer any or all of the Locked-Up Securities to any nominee or custodian where there is no change in beneficial ownership; (iii) to satisfy any tax withholdings related to awards under Corporation’s long term incentive plan; (iv) for tax planning purposes, including in connection with charitable activities or with a trust whose sole beneficiaries are related parties of the undersigned who agree to be bound by the terms hereof, or (v) pursuant to a pledge as security for indebtedness owing to a bona fide lender and/or any sale of the securities upon such lender realizing on such security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon the reasonable request of the Underwriters, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement of this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta, without reference to conflicts of laws.

This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

This Lock-Up Agreement has been entered into on the date first written above.

Yours very truly,

Name:
Title: